Exhibit 3.1

FORM OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

LAUREATE EDUCATION, INC.

A PUBLIC BENEFIT CORPORATION

Laureate Education, Inc. (the “Corporation”), a public benefit corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, (the “DGCL”), hereby certifies that:

FIRST.  The Corporation was initially incorporated in the State of Maryland by the filing of Articles of Incorporation with the State Department of Assessments and Taxation of the State of Maryland on December 6, 1989 under the name “Sylvan Learning Systems, Inc.”  A Certificate of Conversion was filed with the Secretary of State of the State of Delaware pursuant to Section 265 of the DGCL on October 1, 2015, converting the Corporation from a Maryland corporation to a Delaware corporation with the name “Laureate Education, Inc.”  The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on October 1, 2015.  A Certificate of Designations of Convertible Redeemable Preferred Stock, Series A was filed with the Secretary of State of the State of Delaware on December 20, 2016.

SECOND.  This Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL and by the written consent of the its stockholders in accordance with Section 228 of the DGCL.  As required by Section 228 of the DGCL, the Corporation has given written notice of the amendments reflected herein to all stockholders who did not consent in writing to these amendments.

THIRD.  The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

ARTICLE I

The name of the corporation (which is hereinafter called the “Corporation”) is: Laureate Education, Inc.  The Corporation is a public benefit corporation under Subchapter XV of the DGCL.

ARTICLE II

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.  The specific public benefit purpose of the Corporation is to produce a positive effect (or a reduction of negative effects) for society and persons by offering diverse education programs delivered online and on premises operated in the communities that we serve, as the board of directors may from time to time determine to be appropriate and within the Corporation’s overall education mission.

ARTICLE III

The present address of the principal office of the Corporation is 650 South Exeter Street, Baltimore, Maryland 21202.

ARTICLE IV

The address of the Corporation’s registered office in the State of Delaware is Capitol Services, Inc., 1675 South State Street, Suite B, Dover, DE 19901, Kent County.  The registered agent at such address is Capitol Services, Inc., 1675 South State Street, Suite B, Dover, DE 19901, Kent County.

ARTICLE V

A.            Classes of Stock.  The total number of shares of stock that the Corporation shall have the authority to issue is 1,625,000,000 shares of capital stock, with (a) 1,575,000,000 shares of common stock, with a par value of $0.004 per share (the “Common Stock”), of which (i) 700,000,000 shall be designated Class A Common Stock (the “Class A Common Stock”), (ii) 175,000,000 shall be designated Class B Common Stock (the “Class B Common Stock”) (the Class A Common Stock and Class B Common Stock are sometimes referred to herein collectively as the “Common Stock”) and (iii) 700,000,000 shall be undesignated Common Stock (the “Undesignated Common Stock”) and (b) 50,000,000 shares of preferred stock, with a par value of $0.001 per share (the “Preferred Stock”), of which (i) 62,000 shall be designated Convertible Redeemable Preferred Stock, Series A-1 (the “Series A-1 Preferred Stock”), (ii) 450,000 shall be designated Convertible Redeemable Preferred Stock, Series A-2, (the “Series A-2 Preferred Stock”) (the Series A-1 Preferred Stock and Series A-2 Preferred Stock are sometime referred to herein collectively as the “Series A Preferred Stock”) and (iii) 49,488,000 shall be undesignated Preferred Stock.

The Board of Directors of the Corporation (the “Board of Directors”) is authorized, subject to any limitations prescribed by law, to classify or reclassify any unissued shares of Class A Common Stock, Class B Common Stock or Undesignated Common Stock into one or more classes or series of stock, with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereon as set forth in a resolution adopted by the Board of Directors.

Immediately upon the acceptance of this Amended and Restated Certificate for filing by the Secretary of State of the State of Delaware (the “Effective Time”), each share of the Corporation’s Common Stock issued and outstanding or held as treasury stock immediately prior to the Effective Time, shall, automatically and without further action by any stockholder, be reclassified as, and shall become, one quarter of one share of Class B Common Stock (the “Reverse Split”), with any resulting fractional shares rounded down to the next whole share.  The Corporation shall not issue fractional shares in connection with the Reverse Split.  Any stock certificate that immediately prior to the Effective Time represented shares of the Corporation’s Common Stock shall from and after the Effective Time be deemed to represent shares of Class B Common Stock, without the need for surrender or exchange thereof.

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B.            Preferred Stock.

1.             Undesignated Preferred Stock.  The Board of Directors is hereby expressly authorized, subject to any limitations prescribed by law, by resolution or resolutions thereof, to provide from time to time out of the unissued shares of Preferred Stock for one or more series of Preferred Stock by filing a certificate pursuant to the applicable law of the State of Delaware (each such certificate being hereinafter referred to as a “Preferred Stock Designation”), and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the powers (including voting powers), if any, of the shares of such series and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions of the shares of such series.  The designations, powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, if any, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding. Notwithstanding the provisions of Section 242(b)(2) of the DGCL and subject to the terms of any Preferred Stock Designation, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote, voting together as a single class.

2.             Series A Preferred Stock.  Pursuant to the authority conferred by the Corporation’s original certificate of incorporation, filed with the Secretary of State of the State of Delaware on October 1, 2015, the Board of Directors created a series of 512,000 shares of Preferred Stock designated as “Convertible Redeemable Preferred Stock, Series A” by the filing of a Certificate of Designations with the Secretary of State of the State of Delaware on December 20, 2016, and the powers (including voting powers) of the shares of such series, and the designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions, of the Series A Preferred Stock are set forth in Appendix A attached hereto and incorporated herein by reference.

C.            Rights of Class A Common Stock and Class B Common Stock.  The relative powers, rights, qualifications, limitations and restrictions granted to or imposed on the shares of the Class A Common Stock and Class B Common Stock are as follows:

1.             Voting Rights.

(a)           General Right to Vote Together; Exceptions.  Except as otherwise expressly provided in Article XI herein or required by applicable law, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters submitted to a vote of the stockholders; provided, however, notwithstanding the provisions of Section 242(b)(2) of the DGCL and subject to the terms of any Preferred Stock Designation, the number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote, voting together as a single class.

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(b)           Votes Per Share. Except as otherwise expressly provided herein or required by applicable law, on any matter that is submitted to a vote of the stockholders, each holder of Class A Common Stock shall be entitled to one (1) vote for each such share, and each holder of Class B Common Stock shall be entitled ten (10) votes for each such share.

2.             Identical Rights.  Except as otherwise expressly provided herein or required by applicable law, shares of Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters, including, without limitation:

(a)           Dividends and Distributions.  Subject to the terms of any Preferred Stock Designation, shares of Class A Common Stock and Class B Common Stock shall be entitled to share equally, identically and ratably, on a per share basis, with respect to any Distribution paid or distributed by the Corporation, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class; provided, however, that in the event that a Distribution is paid in the form of Class A Common Stock or Class B Common Stock (or Rights to acquire such stock), then holders of Class A Common Stock shall receive Class A Common Stock (or Rights to acquire such stock, as the case may be) and holders of Class B Common Stock shall receive Class B Common Stock (or Rights to acquire such stock, as the case may be).

(b)           Subdivision or Combination.  In the event that the outstanding shares of Class A Common Stock or Class B Common Stock shall be subdivided or combined, by stock split, reverse split or similar event, into a greater or lesser number of shares of Class A Common Stock or Class B Common Stock, the outstanding shares of Class A Common Stock or Class B Common Stock, as applicable, shall, concurrently with the effectiveness of such subdivision or combination, be subdivided or combined in the same proportion and manner, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

(c)           Change of Control or any Merger Transaction. In connection with any Change of Control Transaction, shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to stockholders of the Corporation, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.  Any merger or consolidation of the Corporation with or into any other entity, which is not a Change of Control Transaction, shall require approval by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class, unless (i) the shares of Class A Common Stock and Class B Common Stock remain outstanding and no other consideration is received in respect thereof, or (ii) such shares are converted on a pro rata basis into shares of the surviving or parent entity in such transaction having identical rights to the shares of Class A Common Stock and Class B Common Stock, respectively.

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3.             Final Conversion of Class A Common Stock and Class B Common Stock.  On the Final Conversion Date, each one (1) issued share of Class A Common Stock and each one (1) issued share of Class B Common Stock shall automatically, without any further action, convert into one (1) share of Common Stock.  Following such conversion, the reissuance of all shares of Class A Common Stock and Class B Common Stock shall be prohibited, and such shares shall be retired and cancelled in accordance with Section 243 of the DGCL and the filing with the Secretary of State of the State of Delaware required thereby, and upon such retirement and cancellation, all references to the Class A Common Stock and Class B Common Stock in the Amended and Restated Certificate shall be eliminated.

4.             Voluntary and Automatic Conversion of Class B Common Stock.

(a)           Voluntary Conversion. Each one (1) share of Class B Common Stock shall be convertible into one (1) share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the transfer agent of the Corporation.

(b)           Automatic Conversion. Each one (1) share of Class B Common Stock shall automatically, without any further action, convert into one (1) share of Class A Common Stock upon the earliest of:

(i)            a Transfer of such share; provided that no such automatic conversion shall occur in the case of a Transfer by a Class B Stockholder, for tax or estate planning purposes, to any of the persons or entities listed in clauses (A) through (F) below (each, a “Permitted Transferee”) and from any such Permitted Transferee back to such Class B Stockholder and/or any other Permitted Transferee established by or for such Class B Stockholder:

(A)          a trust for the benefit of such Class B Stockholder or persons other than such Class B Stockholder so long as such Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to such Class B Stockholder and, provided, further, that in the event that such Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(B)          a trust under the terms of which such Class B Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code and/or a reversionary interest so long as such Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided, however, that in the event that such Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

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(C)          an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such Class B Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code; provided that in each case such Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust, and provided, further, that in the event that such Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such account, plan or trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(D)          a corporation in which such Class B Stockholder directly, or indirectly through one or more Permitted Transferees, owns shares with sufficient Voting Control in the corporation, or otherwise has legally enforceable rights, such that such Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation; provided that in the event that such Class B Stockholder no longer owns sufficient shares or no longer has sufficient legally enforceable rights to ensure that such Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation, each share of Class B Common Stock then held by such corporation shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(E)           a partnership in which such Class B Stockholder directly, or indirectly through one or more Permitted Transferees, owns partnership interests with sufficient Voting Control in the partnership, or otherwise has legally enforceable rights, such that such Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership; provided that in the event that such Class B Stockholder no longer owns sufficient partnership interests or no longer has sufficient legally enforceable rights to ensure that such Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership, each share of Class B Common Stock then held by such partnership shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock; or

(F)           a limited liability company in which such Class B Stockholder directly, or indirectly through one or more Permitted Transferees, owns membership interests with sufficient Voting Control in the limited liability company, or otherwise has legally enforceable rights, such that such Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company; provided that in the event that such Class B Stockholder no longer owns sufficient membership interests or no longer has sufficient legally enforceable rights to ensure that such Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company, each share of Class B Common Stock then held by such limited liability company shall automatically convert into one (1)

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fully paid and nonassessable share of Class A Common Stock; and

(ii) the date specified by a written notice and certification request of the Corporation to the holder of such share of Class B Common Stock requesting a certification, in a form satisfactory to the Corporation, verifying such holder’s ownership of Class B Common Stock and confirming that a conversion to Class A Common Stock has not occurred, which date shall not be less than sixty (60) calendar days after the date of such notice and certification request; provided that no such automatic conversion pursuant to this subsection (ii) shall occur in the case of a Class B Stockholder or its Permitted Transferees that furnishes a certification satisfactory to the Corporation prior to the specified date.

(c)           Conversion Upon Death or Permanent Incapacity.  Each share of Class B Common Stock held of record by a Class B Stockholder who is a natural person, or by such Class B Stockholder’s Permitted Transferees, shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the death or Permanent Incapacity of such Class B Stockholder.

(d)           Procedures.  The Corporation may, from time to time, establish such policies and procedures relating to the conversion of the Class B Common Stock to Class A Common Stock and the general administration of this dual class stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may from time to time request that holders of shares of Class B Common Stock furnish certifications, affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A Common Stock has not occurred.  A determination by the Secretary of the Corporation that a Transfer results in a conversion to Class A Common Stock shall be conclusive and binding.

(e)           Immediate Effect.  In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to this Section C.4 and upon the conversion of any then-outstanding Class A Common Stock and Class B Common Stock into Common Stock upon the Final Conversion Date, such conversion(s) shall be deemed to have been made at the time that the Transfer of shares occurred (in the case of a conversion of Class B Common Stock to Class A Common Stock) or immediately upon the Final Conversion Date (in the case of the conversion of Class A Common Stock and Class B Common Stock into Common Stock).  Upon any conversion of Class B Common Stock to Class A Common Stock, all rights of the holder of shares of Class B Common Stock shall cease and the person or persons in whose names or names the certificate or certificates, if any, representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.  Upon conversion of Class A Common Stock or Class B Common Stock into Common Stock on the Final Conversion Date, all rights of holders of shares of Class A Common Stock and Class B Common Stock shall cease and the person or persons in whose name or names the certificate or certificates representing the shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock.  Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided in this Section C.4 shall be retired and may not be reissued.

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(f)            Reservation of Stock.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.  The Corporation shall further at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Class A Common Stock and Class B Common Stock into Common Stock upon the Final Conversion Date or otherwise in accordance herewith, such number of shares of Common Stock as shall be sufficient to effect the conversion of all outstanding shares of Class B Common Stock and Class A Common Stock.

D.            Rights of Common Stock.  Except as otherwise provided herein or required by law, each holder of Common Stock shall be entitled to one (1) vote for each such share on any matter that is submitted to a vote of stockholders and shall otherwise have the rights conferred by applicable law in respect of such shares. No shares of Common Stock shall be issued prior to the Final Conversion Date, unless such issuance is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class, in which event the holders of shares of Common Stock shall have rights equivalent to those provided to the holders of Class A Common Stock.

E.            No Further Issuances.  Except for the issuance of Class B Common Stock issuable (i) upon exercise of Rights outstanding at the Effective Time or (ii) in connection with a dividend payable in accordance with Article V, Section C.2, the Corporation shall not at any time after the Effective Time issue any additional shares of Class B Common Stock.  After the Final Conversion Date, the Corporation shall not issue any additional shares of Class A Common Stock or Class B Common Stock.

ARTICLE VI

The following terms, where capitalized in this Amended and Restated Certificate, shall have the meanings ascribed to them in this Article VI:

“Change of Control Transaction” means:

(i) the sale, lease, exchange, transfer or other disposition (other than liens and encumbrances created in the ordinary course of business, including liens or encumbrances to secure indebtedness for borrowed money that are approved by the Corporation’s Board of Directors, so long as no foreclosure is consummated in respect of any such lien or encumbrance) of all or substantially all of the Corporation’s property and assets (which shall for such purpose include the property and assets of any direct or indirect subsidiary of the Corporation); provided that any sale, lease, exchange or other disposition of property or assets exclusively between or among the Corporation and any direct or indirect subsidiary or subsidiaries of the Corporation shall not be deemed a “Change of Control Transaction”;

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(ii) the merger, consolidation, business combination, or other similar transaction of the Corporation with any other entity; provided that a merger, consolidation, business combination, or other similar transaction that would result in (1) the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than 50% of the total voting power represented by the voting securities of the surviving entity and (2) more than 50% of the total number of outstanding shares of the surviving entity’s capital stock, in the case of clauses (1) and (2) above as outstanding immediately after such merger, consolidation, business combination, or other similar transaction, and the stockholders of the Corporation immediately prior to the merger, consolidation, business combination, or other similar transaction own voting securities of the Corporation, the surviving entity or its parent immediately following the merger, consolidation, business combination, or other similar transaction in substantially the same proportions (vis a vis each other) as such stockholders owned the voting securities of the Corporation immediately prior to the transaction shall not be deemed a “Change of Control Transaction”; and

(iii) the recapitalization, liquidation, dissolution, or other similar transaction involving the Corporation; provided that a recapitalization, liquidation, dissolution, or other similar transaction that would result in (1) the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) more than 50% of the total voting power represented by the voting securities of the surviving entity and (2) more than 50% of the total number of outstanding shares of the surviving entity’s capital stock, in the case of clauses (1) and (2) above as outstanding immediately after such recapitalization, liquidation, dissolution or other similar transaction, and the stockholders of the Corporation immediately prior to the recapitalization, liquidation, dissolution or other similar transaction own voting securities of the Corporation, the surviving entity or its parent immediately following the recapitalization, liquidation, dissolution or other similar transaction in substantially the same proportions (vis a vis each other) as such stockholders owned the voting securities of the Corporation immediately prior to the transaction shall not be deemed a “Change of Control Transaction”.

“Class B Stockholder” means (i) a registered holder of a share of Class B Common Stock at the Effective Time and (ii) an initial registered holder of any shares of Class B Common Stock that are originally issued by the Corporation after the Effective Time.

“Compensatory Plan” means any plan, contract, or arrangement which provides for the sale, grant, or other issuance of equity securities of the Corporation to any employee, director, or consultant of the Corporation or any direct or indirect subsidiary of the Corporation, and any deferred compensation and executive profit interest arrangements.

“Distribution” means (i) any dividend or distribution of cash, property or shares of the Corporation’s capital stock; and (ii) any distribution following or in connection with any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary.

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“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Conversion Date” means 5:00 p.m. in New York City, New York on the first Trading Day falling on or after the date on which the outstanding shares of Class B Common Stock represent less than fifteen percent (15%) of the aggregate number of shares of the then outstanding Class A Common Stock and Class B Common Stock.

“Permanent Incapacity” means permanent and total disability such that such Class B Stockholder is unable to engage in any substantial gainful activity by reason of any medically determinable mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months as determined by a licensed medical practitioner.  In the event of a dispute as to whether such Class B Stockholder is “Permanently Incapacitated”, no Permanent Incapacity of such Class B Stockholder shall be deemed to have occurred unless and until an affirmative ruling regarding such Permanent Incapacity has been made by a court of competent jurisdiction, and such ruling has become final and non-appealable.

“Rights” means any option, warrant, conversion right or contractual right of any kind to acquire shares of the Corporation’s authorized but unissued capital stock.

“Securities Exchange” means, at any time, the registered national securities exchange on which the Corporation’s equity securities are then principally listed or traded, which shall be the Nasdaq Global Select Market (or similar national quotation system of the Nasdaq Stock Market) or any successor exchange.

“Trading Day” means any day on which the Securities Exchange is open for trading.

“Transfer” of a share of Class B Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. A “Transfer” shall also include, without limitation, (i) a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership) or (ii) the transfer of, or entering into a binding agreement with respect to, Voting Control over a share of Class B Common Stock by proxy or otherwise, other than the Transfer of exclusive Voting Control with respect to shares of Class B Common Stock of a Class B Stockholder as permitted in Article V, Section C.4(b) and Article V, Section C.4(c); provided, however, that the following shall not be considered a “Transfer”: (a) the grant of a proxy to officers or directors of the Corporation at the request of the Board of Directors of the Corporation in connection with actions to be taken at an annual or special meeting of stockholders; (b) the pledge of shares of Class B Common Stock by a Class B Stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as such Class B Stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares of Class B Common Stock or other similar action by the pledge shall constitute a “Transfer”; (c) the fact that, as of the Effective Time or at any time after the Effective Time, the spouse of any holder of Class B Common Stock possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction; or (d) entering into a

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voting agreement (with or without a proxy) solely with stockholders who are holders of Class B Common Stock that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (B) either has a term not exceeding one year or is terminable by the holder of the shares subject thereto at any time, and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner, to vote in favor of a proposed Change of Control Transaction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Class B Common Stock.

“Voting Control” with respect to a share of Class B Common Stock means the exclusive power (whether directly or indirectly) to vote or direct the voting of such share of Class B Common Stock by proxy, voting agreement, or otherwise.

ARTICLE VII

A.            Board Size.  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the total number of authorized directors constituting the Board of Directors (the “Whole Board”) shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board.

B.            Vacancies.  Except as otherwise provided by that certain Stockholders Agreement dated December 20, 2016 (the “Stockholders Agreement”) by and among the Corporation and certain stockholders of the Corporation and that certain Wengen Securityholders Agreement dated as of July 11, 2007, as amended and/or restated from time to time, by and among Wengen Alberta, Limited Partnership and the other parties thereto (the “Wengen Securityholders Agreement”): (i) directors shall be elected at each annual meeting of Stockholders to hold office until the next annual meeting; (ii) each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal; (iii) any director may resign at any time upon written notice to the attention of the President or Secretary at the principal office of the Corporation; and (iv) any director may be removed at any time with or without cause by the affirmative vote of the holders of a majority in voting power of the shares of Stock then entitled or required to vote at an election of directors.  Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the DGCL, and except as otherwise provided by the Certificate of Incorporation, the Stockholders Agreement and the Wengen Securityholders Agreement, any vacancy or newly created directorship may be filled by a majority of the directors then in office (including any directors that have tendered a resignation effective at a future date), though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy or newly created directorship occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board of Directors’ action to fill such vacancy or newly created directorship by (i) voting for their own designee to fill such vacancy or newly created directorship at a meeting of the Stockholders or (ii) written consent, if the consenting Stockholders hold a sufficient number of shares to elect their designee at a meeting of the Stockholders.

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ARTICLE VIII

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.            Board Power. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  In addition to the powers and authority expressly conferred by statute or by this Amended and Restated Certificate or the Bylaws of the Corporation, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B.            Written Ballot. Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

C.            Amendment of Bylaws.  In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.  The stockholders of the Corporation shall also have power to adopt, amend or repeal the Bylaws of the corporation.

D.            Advance Notice Provisions.  Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.

E.            Special Meetings.  Subject to applicable law, special meetings of the stockholders may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board; provided, however, that at any time any Sponsor-Affiliate (as defined below) beneficially owns at least 40% of the total number of outstanding shares of stock of the Corporation, special meetings of the stockholders of the Corporation for any purpose or purposes shall also be called at the request of such Sponsor-Affiliate pursuant to a resolution that shall be adopted by a majority of the Whole Board or the Chairman of the Board of Directors.

F.            Stockholder Action by Written Consent.  Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the DGCL and may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares of the relevant class(es) or series of stock of the Corporation representing not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation then issued and outstanding (other than treasury stock) entitled to vote thereon were present and voted and delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however, that, subject to the rights of any series of Preferred Stock, no action by stockholders may be taken by written consent in lieu of a meeting of stockholders unless such written consent and the taking of the action specified therein have been previously approved by the affirmative vote of directors constituting a majority of the Whole Board.  Notwithstanding the

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foregoing, and subject to the rights of the holders of any series of Preferred Stock, following the Final Conversion Date, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

G.            No Cumulative Voting.  No stockholder will be permitted to cumulate votes at any election of directors.

H.            Competition and Corporate Opportunities.

(1)           Certain Definitions.  For purposes of this Section H., (i) “Affiliate” of any Person shall include any principal, member, director, partner, shareholder, subsidiary, officer, employee or other representative of any Person that, directly or indirectly, is controlled by such Person, controls such Person or is under common control with such Person (with respect to the Sponsor-Affiliates, other than the Corporation and any entity that is controlled by the Corporation) or any Person that, directly or indirectly, is controlled by such Person, controls such Person or is under common control with such Person, (ii) “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity, and (iii) “Sponsor-Affiliates” shall mean Wengen Alberta, Limited Partnership (“Wengen”) and each of the parties (other than employees of the Corporation) to the Wengen Securityholders Agreement, and each of their respective Affiliates.

(2)           Certain Activities.  In anticipation of the benefits to be derived by the Corporation through its continued contractual, corporate and business relationships with the Sponsor-Affiliates and in anticipation and recognition that (i) certain directors, principals, officers, employees and/or other representatives of the Sponsor-Affiliates may serve as directors or officers of the Corporation, (ii) the Sponsor-Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) members of the Board of Directors who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article VIII, Section H. are set forth to define the circumstances in which any duties of the Non-Employee Directors and the Sponsor-Affiliates to the Corporation or its stockholders would not be breached even if certain classes or categories of business opportunities are alleged to have been usurped by one or more of the Sponsor-Affiliates, the Non-Employee Directors or their respective Affiliates.

(3)           Certain Transactions.  None of (i) any Sponsor-Affiliate or (ii) any Non-Employee Director or his or her Affiliates (any such Person identified in clause (i) or (ii), an “Identified Person”) shall be in breach of any duty to the Corporation or its stockholders for directly or indirectly (A) engaging in a corporate opportunity in the same or similar business activities or lines of business in which the Corporation or any of the Affiliated persons has a reasonable expectancy interest or property right or (B) otherwise competing with the Corporation.  For the avoidance of doubt, to the extent that any purchase, sale or other transaction by any

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Identified Person involving any securities or indebtedness of the Corporation or any of its Affiliates (or involving any hedge, swap, derivative or other instrument relating to or in respect of any of the foregoing securities or indebtedness) may be deemed to be a corporate opportunity or to be in competition with the Corporation, the Identified Persons shall be fully protected by the foregoing provisions of this Article VIII, Section H. in pursuing such purchase, sale or other transaction or in taking any other action in respect of or affecting such securities, indebtedness or other instrument.  The Corporation hereby renounces any reasonable expectancy interest or property right in any business opportunity which may be a corporate opportunity for both an Identified Person and the Corporation or any of its Affiliates, except as provided in paragraph (4) of this Article VIII, Section H.  In the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, himself or herself and the Corporation or any of its Affiliates, such Identified Person would not be in breach of any applicable duty to the Corporation or its stockholders for failing to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates.  To the fullest extent permitted by law, no Identified Person can be held personally liable to the Corporation or its stockholders or creditors for any damages as a result of engaging in any of activities permitted pursuant to this paragraph (3) or which are stated in this paragraph (3) to constitute a breach of its, his or her duties to the Corporation or its stockholders if engaged in by such Identified Person.

(4)           Usurping Certain Corporate Opportunities Are Breaches of Duty to the Corporation or its Stockholders.  The Corporation does not renounce its expectancy interest or property right in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of this Corporation) if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation and the provisions of paragraph (4) of this Article VIII, Section H. shall not apply to any such corporate opportunity.

(5)           Exclusion.  In addition to and without limiting the foregoing provisions of this Article VIII, Section H., a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if the Corporation is not financially capable or contractually permitted or legally able to undertake it, or such opportunity is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or such opportunity is one in which the Corporation has no reasonable expectancy interest or property right.

(6)           Other Agreements.  Notwithstanding the foregoing, this Article VIII, Section H. shall in no way modify, waive, amend or limit (i) any of the terms or conditions set forth in Section 6 of the Executive Interest Subscription Agreement dated as of August 17, 2007 between Wengen Alberta, Limited Partnership and Douglas L. Becker (as it may be amended, restated, supplemented or otherwise modified from time to time) or any employment or non-competition agreement between Mr. Becker and the Corporation or any of its Affiliates, as the same may limit or otherwise affect Mr. Becker, or (ii) any agreement entered into after the date hereof between the Corporation or any of its Affiliates, on the one hand, and any Sponsor Affiliate, on the other hand containing a covenant not to compete, a covenant not to solicit, or any other comparable provisions.

(7)           The enumeration and definition of particular powers of the Board of

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Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of this Certificate of Incorporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the DGCL now or hereafter in force.

ARTICLE IX

A.            Director Exculpation.  To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

B.            Indemnification.  The Corporation shall have the power to indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee, agent or trustee of the Corporation, any predecessor of the Corporation or any subsidiary or affiliate of the Corporation, or serves or served at any other enterprise as a director, officer, employee, agent or trustee at the request of the Corporation or any predecessor to the Corporation.  The Corporation shall indemnify any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation, any predecessor to the Corporation or any subsidiary or affiliate of the Corporation as and to the extent (and on the terms and subject to the conditions) set forth in the Bylaws of the Corporation or in any contract of indemnification entered into by the Corporation and any such person.

C.            Vested Rights.  Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Amended and Restated Certificate inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL, the Amended and Restated Certificate or the Bylaws of the Corporation; or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article X.

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ARTICLE XI

If any provision of this Amended and Restated Certificate becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Amended and Restated Certificate, and the court will replace such illegal, void or unenforceable provision of this Amended and Restated Certificate with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision.  The balance of this Amended and Restated Certificate shall be enforceable in accordance with its terms.

Except as provided in Article IX above, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Amended and Restated Certificate, (i) the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision of this Amended and Restated Certificate, and (ii) the affirmative vote of a majority of the outstanding shares of Class A Common Stock and the affirmative vote of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class, shall be required to amend or repeal, or adopt any provision of this Amended and Restated Certificate inconsistent with, ARTICLE V, ARTICLE VI, or this clause (ii) of ARTICLE XI of this Amended and Restated Certificate.

ARTICLE XII

A.            The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

B.            Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

(1)           prior to such time, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

(2)           upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by

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persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

(3)           at or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

C.            For purposes of this Article X, references to:

(1)           “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(2)           “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(3)           “Sponsor-Affiliate Direct Transferee” means any person that acquires (other than in a registered public offering) directly from any Sponsor-Affiliate or any of its affiliates or successors or any “group”, or any member of any such group, of which such persons are a party under Rule 13d-5 of the Exchange Act beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.

(4)           “Sponsor-Affiliate Indirect Transferee” means any person that acquires (other than in a registered public offering) directly from any Sponsor-Affiliate Direct Transferee or any other Sponsor-Affiliate Indirect Transferee beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.

(5)           “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i)            any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger

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or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section (B) of this Article X is not applicable to the surviving entity;

(ii)           any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii)          any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(iv)          any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result

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of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v)           any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(6)           “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise.  A person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary.  Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Section, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(7)           “interested stockholder” means any person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person; provided, however, that the term “interested stockholder” shall not include (a) any Sponsor-Affiliate, any Sponsor-Affiliate Direct Transferee or any Sponsor-Affiliate Indirect Transferee or (b) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation, provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person.  For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement,

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arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(8)           “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

(i)            beneficially owns such stock, directly or indirectly; or

(ii)           has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or

(iii)          has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

(9)           “person” means any individual, corporation, partnership, unincorporated association or other entity.

(10)         “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(11)         “voting stock” means stock of any class or series entitled to vote generally in the election of directors.  Every reference to a percentage of voting stock shall refer to such percentage of the votes of such voting stock.

* * *

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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed on behalf of the Corporation by its duly authorized officer effective this     day of January, 2017.

LAUREATE EDUCATION, INC.

By:
Name:
Title:

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Appendix A

CERTIFICATE OF DESIGNATIONS
OF
CONVERTIBLE REDEEMABLE PREFERRED STOCK, SERIES A
OF
LAUREATE EDUCATION, INC.

LAUREATE EDUCATION, INC., a public benefit corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, does hereby certify:

The board of directors of the Corporation (the “Board of Directors”), in accordance with the resolutions of the Board of Directors dated November 21, 2016 and December 8-9, 2016, the provisions of the Certificate of Incorporation and By-laws and applicable law, adopted the following resolution creating a series of Five Hundred Twelve Thousand (512,000) shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”), of the Corporation designated as “Convertible Redeemable Preferred Stock, Series A” at a meeting duly called and held on November 21, 2016.

RESOLVED, that pursuant to the resolutions of the Board of Directors dated November 21, 2016, the provisions of the Certificate of Incorporation and By-laws and applicable law, a series of Preferred Stock, par value $0.001 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1.                                          Designation.  The distinctive serial designations of such series of Preferred Stock are “Convertible Redeemable Preferred Stock, Series A-1” (and, together with the PIK Dividend Shares, the “Series A-1 Preferred Stock”) and “Convertible Redeemable Preferred Stock, Series A-2” (the “Series A-2 Preferred Stock” and, together with the Series A-1 Preferred Stock, the “Series A Preferred Stock”).  Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock, except as set forth herein.

Section 2.                                          Number of Shares.  The authorized number of shares of Series A-1 Preferred Stock shall be Sixty-Two Thousand (62,000) and the authorized number of shares of Series A-2 Preferred Stock shall be Four Hundred Fifty Thousand (450,000).  Shares of Series A Preferred Stock that are purchased, redeemed or otherwise acquired by the Corporation, or converted into another series of capital stock of the Corporation, shall be cancelled and retired and shall revert to authorized but unissued shares of Preferred Stock.

Section 3.                                          Definitions; Interpretation.

(a)                                 As used herein with respect to Series A Preferred Stock:

“Additional Investor Director” has the meaning set forth in Section 7(a)(3)(i).

“Adjusted EBITDA” means, as of any date of determination, net income or loss, before or appropriately adjusted for the following items: (i) gain or loss on sales of discontinued operations, net of tax, (ii) income or loss from discontinued operations, net of tax, (iii) equity in net loss (income) of Affiliates, net of tax (iv) income tax expense (benefit), (v) foreign currency exchange loss (income), net, (vi) other (income) expense, net, (vii) loss (gain) on derivatives, (viii) loss on debt extinguishment, (ix) interest expense, (x) interest income, (xi) depreciation and amortization, (xii) stock-based compensation expense, (xiii) loss on impairment of assets, (xiv) restructuring charges, business optimization expenses or reserves (including restructuring costs related to acquisitions consummated after the date hereof, closure and/or consolidation of facilities, and/or the Company’s Excellence in Process initiative), limited in the aggregate to (A) $50,000,000 in the calendar year 2016, $35,000,000 in the calendar year 2017, and (B) $15,000,000 for any twelve (12) month period commencing January 1, 2018, (xv) any pro forma increase or decrease, as the case may be, in the Acquired EBITDA arising out of events occurring after the Closing Date that (a) are directly attributable to a specific transaction, (b) are factually supportable and are expected to have a continuing impact, and (c) are in each case (except for adjustments in the aggregate not exceeding $15,000,000 for any twelve month period immediately preceding such determination date) determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and as interpreted by the staff of the SEC, (xvi) other material non-recurring items, or non-cash expenses or accounting adjustments or charges, and (xvii) and gain or loss on a sale of a Subsidiary. Notwithstanding the foregoing, as of any date of determination, for any twelve month period preceding such date, the amount of the add-back in (xiv) above shall not exceed:  $50,000,000 for any such twelve month period ending prior to December 31, 2017; $35,000,000 for any such twelve month period ending on or after December 31, 2017, but prior to September 30, 2018; and $15,000,000 for any such twelve month period ending on or after September 30, 2018.

“Affiliate” of any particular Person means any other Person Controlling, Controlled by or under common Control with such particular Person; provided, however, that Persons shall not be deemed “Affiliates” of one another or the Corporation solely as a result of this Agreement or the Subscription Agreement; provided, further, that, when the term “Affiliate” is used with reference to any natural person, shall also include such person’s spouse, domestic partner, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses and domestic partners of such persons.  “Affiliated with” shall have a correlative meaning to the term “Affiliate”.

“Board of Directors” has the meaning set forth in the Preamble.

“Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.

“By-laws” means the by-laws of the Corporation, as they may be amended from time to time.

“Certificate of Designations” means this Certificate of Designations relating to the Series A Preferred Stock, as it may be amended from time to time.

“Certificate of Incorporation” shall mean the certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.

The term “close of business” on any day means 5:00 p.m., New York City time, on any Business Day.

“Common Stock” means the common stock of the Corporation, and, following the closing of the Corporation’s initial public offering, the class of shares of common stock issued by the Corporation to the public.

“Continuing Director” means any person (a) who was a member of the Board of Directors on June 3, 2016 or (b) who has been nominated to be a member of the Board of Directors by a majority of the other Continuing Directors then in office.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Conversion Date” has the meaning set forth in Section 8(b).

“Conversion Election Period” has the meaning set forth in Section 8(a)(ii)(B).

“Conversion Stock” means the shares of Registrable Securities that are issued or issuable upon conversion of any or all of the outstanding shares of Series A Preferred Stock pursuant to this Certificate of Designations.

“Conversion Supporting Certifications” has the meaning set forth in Section 8(a)(iii).

“Corporation” has the meaning set forth in the Preamble.

“Corporation Redemption Date” has the meaning set forth in Section 7(b).

“Corporation Redemption Price” has the meaning set forth in Section 7(b).

“Corporation Redemption Shares” has the meaning set forth in Section 7(b).

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of June 16, 2011, among the Corporation, as the Parent Borrower, Iniciativas Culturales de España S.L., as the Foreign Subsidiary Borrower, the several lenders party thereto from time to time, and Citibank, N.A. as successor Administrative Agent and Collateral Agent, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of January 18, 2013, that certain Second Amendment to

Amended and Restated Credit Agreement, dated as of April 23, 2013, that certain Third Amendment to Amended and Restated Credit Agreement, dated as of October 3, 2013, that certain Fourth Amendment to Amended and Restated Credit Agreement and Amendment to the U.S. Obligations Security Agreement and the U.S. Pledge Agreement, dated as of July 7, 2015, that certain Fifth Amendment to Amended and Restated Credit Agreement, dated as of June 3, 2016 and that certain Sixth Amendment to Amended and Restated Credit Agreement, dated as of July 7, 2016, as amended, restated, refinanced, replaced, supplemented or otherwise modified from time to time.

“Credit Documents” means the Credit Agreement, and all notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case, as amended, restated, refinanced, replaced, supplemented or otherwise modified from time to time.

“Current Stockholders” means Wengen and all Affiliates and limited partners of Wengen (and any of their Affiliates).

“Debt Documents” means the Credit Documents and the Note Documents.

“Dividend Amount” has the meaning set forth in Section 5.

“Dividend Payment Date” means, with respect to each share of Series A Preferred Stock, each three month anniversary following the Issue Date.

“Dividend Rate” means, with respect to the Series A-1 Preferred Stock, the Series A-1 Dividend Rate, and with respect to the Series A-2 Preferred Stock, the Series A-2 Dividend Rate, respectively.

“Educational Agency” means any entity or organization, whether governmental, government chartered, tribal, private, or quasi-private, that engages in granting or withholding Educational Approvals, administers Student Financial Assistance Programs to or for students of, or otherwise regulates schools or programs in accordance with standards relating to the performance, operation, financial condition, or academic standards of such schools and programs, including but not limited to the United States Department of Education, the Higher Learning Commission, the Western Association of Schools and Colleges Senior College and University Commission, the California Bureau for Private Postsecondary Education, the Florida Commission for Independent Education, the Illinois Board of Higher Education, the Minnesota Office of Higher Education, and the Texas Higher Education Coordinating Board.

“Educational Approval” means any consent, license, permit, authorization, program participation agreement, certification, accreditation, or similar approval issued or required to be issued by an Educational Agency to any School subject to the oversight of such Educational Agency, including any such approval (i) for the School to operate and offer its educational programs in all jurisdictions in which it operates, including all jurisdictions where it offers educational programs online or through other distance education delivery methods, (ii) for the School to participate in any Student Financial Assistance Program, (iii) for graduates of the School to be eligible to obtain certification or licensure, or take any examinations to obtain such certification or licensure, for any program for which the School has represented to students or prospective students that such program will enable students to obtain such certification or licensure, and (iv) that may be otherwise required in connection with the any of the transactions contemplated by this Agreement, including consents or approvals of a change in control or ownership of any School.

“Educational Law” means any federal, state, municipal, foreign or other law, regulation, order, accrediting body standard or other requirement applicable thereto, issued or administered by, or related to, any Educational Agency.

The term “effective time” means, when used in reference to a QPO or an IPO, the time at which the United States Securities and Exchange Commission declares the registration statement filed in connection with such QPO or IPO effective.

“Exchange Act” means the Securities Exchange Act of 1934, as from time to time amended.

“Exit Event” means (i) a merger or consolidation in which the Corporation or a Subsidiary of the Corporation is a constituent party and shares of capital stock of the Corporation are issued, or converted into other shares of capital stock, except any such merger or consolidation involving the Corporation or any of its Subsidiaries in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation, (ii) any merger, consolidation or sale, transfer or issuance of equity interests, involving any Parent of the Corporation in which the holders of the voting power of outstanding equity interests of such Parent, immediately prior to such transaction, directly and indirectly own less than 50% in voting power of the outstanding equity interests of such Parent immediately following such transaction, (iii) the sale or transfer, directly or indirectly, in one or more related transactions, of the outstanding shares of capital stock of the Corporation, or issuance of shares of capital stock by the Corporation, in either case under circumstances in which the holders of the voting power of outstanding capital stock of the Corporation, immediately prior to such transaction, own less than 50% in voting power of the outstanding capital stock of the Corporation immediately following such transaction (collectively, clauses (i), (ii) and (iii), the “Sale of the Corporation”), or (iv) a sale, conveyance, lease. transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any of its Subsidiaries of assets representing all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole (“Sale of Assets”).

“Exit Event Closing” has the meaning set forth in Section 8(a)(ii)(A).

“Exit Event Closing Date” has the meaning set forth in Section 8(a)(ii)(A).

“Fair Market Value” of a security means (i) if such security is listed on a securities exchange or the over-the-counter market, the VWAP of such security, (ii) if such security is not listed in any public market, then the value shall be equal to the price at which a willing and able seller would sell, and a willing and able unaffiliated third party buyer would buy, such security in an all-cash sale, having full knowledge of the facts, and assuming such party acts on an arm’s-length basis with the expectation of concluding the purchase and sale within a reasonable time, as determined pursuant to Section 11.

“FMV Determination Date” has the meaning set forth in Section 11.

“Follow-on Conversion Date” has the meaning set forth in Section 8(a)(ii)(C).

“Forced Liquidity Transaction” has the meaning set forth in Section 7(a)(1).

“Fundamental Actions” has the meaning set forth in Section 9(b)(3).

“GAAP” means United States generally accepted accounting principles in effect from time to time applied consistently.

“Governmental Authority” means any domestic or foreign government or political subdivision thereof, whether on a Federal, state or local level and whether executive, taxing, legislative or judicial in nature, including any Educational Agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

“Holder” means the record holder of one or more shares of Series A Preferred Stock, as shown on the books and records of the Corporation.

“Holder Optional Conversion Effective Date” has the meaning set forth in Section 8(a)(ii)(B).

“Holder Optional Conversion Notice” has the meaning set forth in Section 8(a)(ii)(B).

“Holder Optional Conversion Shares” has the meaning set forth in Section 8(a)(ii)(B).

“HSR Act” has the meaning set forth in Section 8(d).

“Implied Equity Value” means, with respect to each share of capital stock of the Corporation, (a) if the Exit Event is a Sale of the Corporation, the net purchase price payable in respect of one share of Common Stock at the closing of such Sale of the Corporation, (b) if the Exit Event is a Sale of Assets, the net amount that is distributable in respect of one share of Common Stock at the closing of such Sale of Assets, or (c) if a Wengen Exit Event, the Fair Market Value of one share of Common Stock as of the close of business on the Business Day prior to the closing of such Wengen Exit Event.

“Indenture” means that certain Indenture, dated as of July 25, 2012, among the Corporation, each of the guarantors party thereto and Wells Fargo Bank, National Association, as Trustee, as supplemented by that certain First Supplemental Indenture, dated as of November 13, 2012 and that certain Second Supplemental Indenture, dated as of December 29, 2015, as amended, restated, refinanced, replaced, supplemented or otherwise modified from time to time.

“Initial Issue Date” means December 20, 2016.

“Initial Follow-on Public Offering” means the first Public Offering following an IPO or QPO, as the case may be, in which the Holders of shares of Series A Preferred Stock shall receive net proceeds not less than the Priority Amount.

“Initial Follow-on Public Offering Conversion Price” means an amount equal to the product of 0.85 and the price at which the shares of Common Stock are sold to the public in the Initial Follow-on Public Offering by the underwriter(s) thereof.

“Initial Sale Period” has the meaning set forth in Section 7(a)(2).

“Investor Seats” has the meaning set forth in Section 7(a)(2).

“IPO” means an initial Public Offering of Common Stock of the Corporation (other than a QPO) or a Subsidiary IPO.

“Issue Amount” means the sum of the total face value of the shares of Series A Preferred Stock issued on each applicable Issue Date.

“Issue Amount Per Share” means, with respect to shares of Series A Preferred Stock on each applicable Issue Date, the quotient obtained by dividing the total Issue Amount for such shares by the number of shares of Series A Preferred Stock issued on such applicable Issue Date.

“Issue Date” means the first date on which a share of Series A Preferred Stock is issued (including the Initial Issue Date).

“Junior Securities” means the Common Stock and any other class or series of capital stock of the Corporation other than the Series A Preferred Stock.

“Liquidation Preference” means, collectively, the aggregate Series A-1 Liquidation Preference and the aggregate Series A-2 Liquidation Preference, or either of the foregoing, as the context may require.

“Lock-up Period” has the meaning set forth in Section 8(a)(ii)(C).

“Mandatory Redemption Date” has the meaning set forth in Section 7(a).

“Mandatory Redemption Payment Date” has the meaning set forth in Section 7(a).

“Mandatory Redemption Price” has the meaning set forth in Section 7(a).

“Mandatory Redemption Shares” has the meaning set forth in Section 7(a).

“Market Disruption Event” means any of the following events that the Corporation, in its reasonable discretion, determines has occurred and is material:

(i)                                     the occurrence or existence, for an aggregate period of at least two (2) hours or during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange, of any suspension of, or limitation imposed on, trading by the Relevant Exchange, whether by reason of movements in price exceeding limits permitted by the Relevant Exchange, or otherwise:  (1) relating to the Common Stock; or (2) in futures or options contracts relating to the Common Stock on the Relevant Exchange;

(ii)                                  any event (other than an event described in clause (iii) below) that disrupts or impairs the ability of market participants, for an aggregate period of at least two (2) hours or during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange in general:  (1) to effect transactions in, or obtain market values for, the Common Stock on the Relevant Exchange; or (2) to effect transactions in, or obtain market values for, futures or options contracts relating to the Common Stock on the Relevant Exchange; or

(iii)                               the failure to open of the Relevant Exchange on which futures or options contracts relating to the Common Stock are traded or the closure of such exchange prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or any other trading outside of the regular trading session hours), unless such earlier closing time is announced by such exchange at least one hour prior to the earlier of:  (1) the actual closing time for the regular trading session on such day, and (2) the submission deadline for orders to be entered into such exchange for execution at the actual closing time on such day.

“Modified Liquidation Preference” means, a reference to the Liquidation Preference of the Series A-1 Preferred Stock and/or the Liquidation Preference of the Series A-2 Preferred Stock, as the case may be, determined in the case of the Series A-2 Preferred Stock without regard to subparagraph (B) of the definition for the Series A-2 Liquidation Preference.

“Note Documents” means the Indenture, and all notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case, as amended, restated, refinanced, replaced, supplemented or otherwise modified from time to time.

The term “open of business” means 9:00 a.m., New York City time, on any Business Day.

“Optional Conversion Price” means an amount equal to the product of (i) 0.85 and (ii) the Implied Equity Value of the Corporation.

“Parent” means, with respect to any Person, a Person that owns, directly or indirectly, more than 50% of the voting power of the outstanding equity interests of such Person.

“Person” means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any department or agency or political subdivision thereof, or any group (within the meaning of Section 13(d)(3) of the Exchange Act or any successor provision) consisting of one or more of the foregoing.  For purposes of this Certificate of Designations, when used in reference to a Holder of shares of Series A Preferred Stock, the term “group” shall have the meaning set forth in Section 13(d)(3) of the Exchange Act or any successor provision; provided, however, that no inference, presumption or conclusion that two or more Holders constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act or Rule 13d-5 thereunder shall be raised from the fact that such Holders collectively may exercise or refrain from exercising the rights under this Certificate of Designations in the same manner, that such Holders may be represented by a single law firm or advisor or that such rights were negotiated with the Corporation at the same time or amended or modified with the Corporation and such Holders in the same or a similar manner.

“PIK Dividend” means a dividend accrued on each share of Series A-1 Preferred Stock and paid in shares (including fractional shares) of Series A-1 Preferred Stock.

“PIK Dividend Shares” means the shares (including fractional shares) of Series A-1 Preferred Stock paid and issued in connection with a PIK Dividend.

“PO Conversion Outside Date” has the meaning set forth in Section 8(a)(ii)(C).

“Preferred Return” of a share of Series A Preferred Stock means an amount equal to the product of 1.15 multiplied by the sum of (i) Issue Amount Per Share plus (ii) any accrued but unpaid dividends, including, in the case of Series A-1 Preferred Stock, PIK Dividends.

“Preferred Stock” has the meaning set forth in the Preamble.

“Priority Amount” means shares of Registrable Securities constituting Conversion Stock in a dollar amount equal to, as of any date of determination, the greater of (a) 25% of the aggregate offering price of all Common Stock proposed to be offered and sold in the Initial Follow-On Public Offering, and (b) $275 million.

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act and any free writing prospectus), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Proxy Holder” has the meaning set forth in Section 7(a).

“Public Offering” means the offer and sale of Common Stock to the public pursuant to an effective Registration Statement (other than on Form S-4 or on Form S-8 or any similar or successor form) filed under the Securities Act or any comparable law or regulatory scheme of any foreign jurisdiction.

“Public Offering Conversion Price” means the product of (i) 0.85 multiplied by the lesser of (ii) (A) the price per share at which the Corporation’s shares of Common Stock are sold to the public in a QPO or IPO by the underwriter(s) thereof, or (B) the 30 Trading Day VWAP prior to the Conversion Date; provided, that the Public Offering Conversion Price applicable to a conversion in connection with a QPO shall not be lower than 75% of the QPO Price, and with respect to an IPO, shall not be lower than 75% of the price per share at which the Corporation’s shares of Common Stock are sold to the public in IPO (in each case, “Public Offering Conversion Price Floor”).

“QPO” means (a) on or prior to August 15, 2017, an initial underwritten Public Offering of Common Stock by the Corporation with net cash proceeds to the Corporation of not less than $450,000,000 and (b) after August 15, 2017, an initial underwritten Public Offering of Common Stock by the Corporation with net cash proceeds to the Corporation of not less than $250,000,000.

“QPO Conversion Price” means an amount equal to the product of 0.85 and the QPO Price.

“QPO Price” means the price per share at which the shares of Common Stock are sold to the public in the QPO by the underwriter(s) thereof.

“Redemption Holder” has the meaning set forth in Section 7(a)(i).

“Registrable Securities” means any and all shares of Common Stock and any other securities issued or issuable with respect to any such shares of Common Stock by way of share split, or in connection with a combination of shares, share dividend, recapitalization, merger, exchange, conversion, reclassification or similar event or otherwise.  As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold pursuant to Rule 144 (or any similar provision then in force under the Securities Act) or (iii) they shall have ceased to be outstanding.  No Registrable Securities may be registered under more than one Registration Statement at any one time.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of December 20, 2016, by and among the Corporation and the stockholders of the Corporation parties thereto, as from time to time amended, supplemented or modified.

“Registration Statement” means any registration statement of the Corporation under the Securities Act which covers the offering of any of the Registrable Securities, including any Prospectus or amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Related Party” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees and advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise

“Relevant Exchange” means the principal U.S. national or regional securities exchange on which the Common Stock is listed; provided, however, that if the Common Stock is not listed on a U.S. national or regional securities exchange, then “Relevant Exchange” means the over-the-counter market on which the Common Stock is traded.

“Requisite Series A Preferred Holders” shall mean, as of any date of determination, the Holders of two-thirds or more of the aggregate Modified Liquidation Preference as of such date, voting together as a separate class; provided, that, as of any date of determination from the date hereof until January 23, 2017, solely for purposes of the determination of the Requisite Series A Preferred Holders on such date, the aggregate Modified Liquidation Preference as of such date shall be deemed to be equal to the full amount of the aggregate purchase price funded or agreed to be funded by the Holders on or prior to the date hereof.  Notwithstanding the foregoing or the applicable provisions of the General Corporation Law of the State of Delaware, including Section 242(b) thereof, shares of Series A Preferred Stock held by Holders that are Wengen Investors or any of their Affiliates shall not be counted for purposes of determining whether the Requisite Series A Preferred Holders threshold has been satisfied (and shall be disregarded in the numerator and denominator of that determination); provided, that, such restriction shall automatically terminate without any further action upon the Transfer of shares of Series A Preferred Stock by such Person to an Unaffiliated Third Party and such Unaffiliated Third Party shall be entitled to vote or consent to the actions subject to a vote or consent of the Requisite Series A Preferred Holders pursuant hereto.

“Sale of Assets” has the meaning set forth in the definition of “Exit Event.”

“Sale of the Corporation” has the meaning set forth in the definition of “Exit Event.”

“School” means any educational institution owned and/or operated by the Corporation, including each main campus, branch campus, additional location, satellite or other facility thereof where it provides or offers 50% or more of an educational program.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Series A Preferred Stock” has the meaning set forth in Section 1.

“Series A-1 Dividend Rate” means, with respect to each share of Series A-1 Preferred Stock:

(iv)                              from the Issue Date of such share and continuing through and including the second anniversary of such Issue Date, 10.0% per annum, compounded quarterly on the original Issue Amount Per Share, any PIK Dividend and any accrued but unpaid dividends;

(v)                                 from the second anniversary of the Issue Date of such share and continuing through and including the third anniversary of such Issue Date, 13.0% per annum, compounded quarterly on the original Issue Amount Per Share, any PIK Dividend and any accrued but unpaid dividends;

(vi)                              from the third anniversary of the Issue Date of such share and thereafter, 16.0% per annum, compounded quarterly on the original Issue Amount Per Share, any PIK Dividend and any accrued but unpaid dividends; and

(vii)                           for the Special Dividend Rate Period, 10.0% per annum, compounded quarterly on the sum of the original Issue Amount Per Share, any PIK Dividend and any accrued but unpaid dividends;

provided, however, for any period in which dividends are paid in cash and not as PIK Dividends, the “Dividend Rate” set forth above shall be reduced by 75 basis points.

“Series A-1 Liquidation Preference” of a share of Series A-1 Preferred Stock means, as of any date of determination, an amount equal to the sum of (i) the Issue Amount Per Share plus (ii) accrued and unpaid dividends, including all PIK Dividend Shares as of such date.  For the avoidance of doubt, such accrued and unpaid dividends per share of Series A Preferred Stock will include a pro rata portion of the Dividend Amount that would otherwise be payable on such share on the next subsequent Dividend Payment Date, to be calculated as such Dividend Amount (a) multiplied by the number of days between the most recent Dividend Payment Date and the date of determination of the Series A-1 Liquidation Preference pursuant to this Certificate of Designations and (b) divided by the number of days between the most recent Dividend Payment Date and the next subsequent Dividend Payment Date.

“Series A-1 Preferred Stock” has the meaning set forth in Section 1.

“Series A-2 Dividend Rate” means, with respect to each share of Series A-2 Preferred Stock, the greater of:

(A)

(i)                                     from the Issue Date of such share and continuing through and including the second anniversary of such Issue Date, 10.0% per annum, compounded quarterly on the sum of the original Issue Amount Per Share and any accrued but unpaid dividends, including those that are added to the Issue Amount Per Share in respect of the Series A-2 Preferred Stock on each Dividend Payment Date pursuant to Section 5(a)(2) of this Agreement;

(ii)                                  from the second anniversary of the Issue Date of such share and continuing through and including the third anniversary of such Issue Date, 13.0% per annum,

compounded quarterly on the sum of the original Issue Amount Per Share and any accrued but unpaid dividends, including those that are added to the Issue Amount Per Share in respect of the Series A-2 Preferred Stock on each Dividend Payment Date pursuant to Section 5(a)(2) of this Agreement;

(iii)                               from the third anniversary of the Issue Date of such share and thereafter, 16.0% per annum, compounded quarterly on the sum of the original Issue Amount Per Share and any accrued but unpaid dividends, including those that are added to the Issue Amount Per Share in respect of the Series A-2 Preferred Stock on each Dividend Payment Date pursuant to Section 5(a)(2) of this Agreement; and

(iv)                              for the Special Dividend Rate Period, 10.0% per annum, compounded quarterly on the sum of the original Issue Amount Per Share and any accrued but unpaid dividends, including those that are added to the Issue Amount Per Share in respect of the Series A-2 Preferred Stock on each Dividend Payment Date pursuant to Section 5(a)(2) of this Agreement; and

(B)  cash dividends declared and paid during any annual period on one (1) share of Common Stock (as adjusted for stock splits, stock dividends and other similar transactions).

provided, however, for any period in which dividends on the Series A-2 Preferred Stock are paid pursuant to subparagraph (A) (but not subparagraph (B)) above in cash rather than automatically added to the Issue Amount Per Share in respect of the Series A-2 Preferred Stock in accordance with Section 5(a)(2) hereof, the “Dividend Rate” set forth above shall be reduced by 75 basis points.

“Series A-2 Liquidation Preference” of a share of Series A-2 Preferred Stock means, as of any date of determination, an amount equal to the greater of (A) the sum of (i) the Issue Amount Per Share plus (ii) accrued and unpaid dividends, including those that are added to the Issue Amount Per Share in respect of the Series A-2 Preferred Stock on each Dividend Payment Date pursuant to Section 5(a)(2) of this Agreement or (B) the amount that would have been payable to the Holders of Series A Preferred Stock assuming all such shares were converted to shares of Common Stock, in each case, as of such date.  For the avoidance of doubt, such accrued and unpaid dividends per share of Series A Preferred Stock will include a pro rata portion of the Dividend Amount that would otherwise be payable on such share on the next subsequent Dividend Payment Date, to be calculated as such Dividend Amount (i) multiplied by the number of days between the most recent Dividend Payment Date and the date of determination of the Series A-2 Liquidation Preference pursuant to this Certificate of Designations and (ii) divided by the number of days between the most recent Dividend Payment Date and the next subsequent Dividend Payment Date.

“Series A-2 Preferred Stock” has the meaning set forth in Section 1.

“Stockholders Agreement” means that certain Stockholders Agreement, dated as of December 20, 2016, by and among the Corporation and the stockholders of the Corporation parties thereto, as from time to time amended, supplemented or modified.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is, at the time of determination, owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership, limited liability company, or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof, or (iii) if a non-profit corporation or similar entity, the power to vote or direct the voting of sufficient securities or membership or other interests to elect directors (or comparable authorized persons of such entity) having a majority of the voting power of the board of directors (or comparable governing body) of such corporation or similar entity is, at the time of determination, owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons is allocated a majority of partnership, association or other business entity gains or losses or otherwise control the managing director, managing member, general partner or other managing Person of such partnership, limited liability company, association or other business entity.  When used in the context of or based on the Corporation’s consolidated financial statements, the term “Subsidiaries” shall mean those entities that the Corporation has determined to be consolidated subsidiaries under GAAP.

“Subsidiary IPO” means an initial public offering of securities of any Subsidiary of the Corporation other than an initial public offering of securities of any Subsidiary of the Corporation (a) that, together with all other public offerings of securities of any other Subsidiaries of the Corporation, represents less than fifty percent (50%) of the Corporation’s Adjusted EBITDA determined as of the last day of the fiscal quarter prior to the effective date of such offering, whether in a single offering or a series of offerings, (b) where any securities not sold or issued in such offering are retained by the Corporation (and not Transferred or issued to any other Person including any equity holder of the Corporation), and (c) the proceeds of which are used solely for repaying indebtedness of the Corporation or any of its Subsidiaries or, to the extent that, on a pro forma basis following such repayment and/or reinvestment, the Total Net Leverage (as such term is defined in the Stockholders Agreement) immediately following such reinvestment is less than 5.25x, reinvestments in assets of the Corporation or any of its Subsidiaries.

“Super Majority Requisite Holders” shall mean the Holders of ninety-five percent (95%) or more of the aggregate Modified Liquidation Preference of the shares of Series A Preferred Stock then issued and outstanding, voting together as a separate class; provided, that, if Macquarie has waived its right to consent to any Fundamental Actions pursuant to Section 9(b)(3), then in that case, and solely in respect of the Fundamental Action(s) so waived by Macquarie and solely for as long as such waiver remains in effect, the shares of Series A Preferred Stock beneficially owned by Macquarie with respect to which such waiver is exercised shall not be included in the numerator or denominator of such ratio.  Notwithstanding the foregoing or the applicable provisions of the General Corporation Law of the State of Delaware, including Section 242(b) thereof, shares of Series A Preferred Stock held by certain Holders that are Wengen Investors or any of their Affiliates shall not be counted for purposes of determining whether the Super Majority Requisite Holders threshold has been satisfied (and shall be disregarded in the numerator and the denominator of that determination); provided, that, such restriction shall automatically terminate without any further action upon the Transfer of shares of Series A Preferred Stock by such Person to an Unaffiliated Third Party and such Unaffiliated Third Party shall be entitled to vote or consent to the actions subject to a vote or consent of the Super Majority Requisite Holders pursuant hereto.

“Trading Day” means any day during which both of the following conditions are satisfied:  (i) trading in the Common Stock generally occurs on the Relevant Exchange; and (ii) there is no Market Disruption Event.

“Transaction Documents” has the meaning set forth in the Subscription Agreement.

“Transfer” means (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the transfer, conveyance, issuance, gift, sale, assignment, transfer, pledge, hypothecation, encumbrance or creation of a security interest in or lien, restriction or other encumbrance on, placing in trust (voting or otherwise) or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such security or any interest therein.  The terms “Transferred”, “Transferor” and “Transferee” have correlative meaning.

“Trigger Event” has the meaning set forth in Section 8(c).

“Unaffiliated Third Party” means a third party that is not Wengen, any Wengen Investor or any of their respective Affiliates or Related Parties.

“VWAP” means, per each security on any Trading Day, the volume-weighted average price per share of such security in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such Trading Day, as displayed under the heading “Bloomberg VWAP” on the Bloomberg page on which the Common Stock is listed; provided, however, that if such volume-weighted average price shall not be available on such Trading Day, then VWAP on such Trading Day shall be determined, using a volume-weighted average method, pursuant to Section 11.

“Wengen” means Wengen Alberta, Limited Partners, an Alberta limited partnership.

“Wengen Exit Event” means a Transfer by Wengen of any equity securities in the Corporation or a Transfer by any Wengen Investor of any equity interests in Wengen, in each case, in which the holders of the voting power of outstanding equity interests of the Corporation or Wengen, respectively, immediately prior to such transaction, directly and indirectly own less than 50% in voting power of the outstanding equity interests of, or no longer exclusively Control, the Corporation or Wengen, respectively, immediately following such transaction, except for (i) any Transfer that constitutes an Exit Event, (ii) any Transfer by Wengen to a Wengen Investor or Transfer by a Wengen Investor to Wengen or another Wengen Investor, and (iii) any Transfer by a Wengen Investor to an Affiliate of that Wengen Investor or any other Wengen Investor.

“Wengen Exit Event Notice” has the meaning set forth in Section 8(a)(ii)(B).

“Wengen Investors” means all Affiliates and limited partners of Wengen.

“Wengen Proxy Holder” has the meaning set forth in Section 7(a).

(b)                                 Interpretation.  Except where otherwise expressly provided or unless the context otherwise necessarily requires, in this Certificate of Designations: (i) reference to a given Article, Section, Subsection, clause, Exhibit or Schedule is a reference to an Article, Section, Subsection, clause, Exhibit or Schedule of this Certificate of Designations, unless otherwise specified; (ii) the terms “hereof”, “herein”, “hereto”, “hereunder” and “herewith” refer to this Certificate of Designations as a whole; (iii) reference to a given agreement, instrument, document or law is a reference to that agreement, instrument, document, law or regulation as modified, amended, supplemented and restated through the date as to which such reference was made, and, as to any law or regulation, any successor law or regulation; (iv) accounting terms have the meanings given to them under GAAP, and in any cases in which there exist elective options or choices in GAAP determinations relating to the Corporation or any of its Subsidiaries, or where management discretion is permitted in classification, standards or other aspects of GAAP related determinations relating to the Corporation or any of its Subsidiaries, the historical accounting principles and practices of the Corporation or such Subsidiaries, as applicable, shall continue to be applied, unless otherwise required under GAAP; (v) reference to a Person includes its predecessors, successors and permitted assigns and Transferees; (vi) the singular includes the plural and the masculine includes the feminine, and vice versa; (vii) the words ‘include”, “includes” or “including” means “including, for example and without limitation”; and (viii) references to “days” means calendar days.

Section 4.                                          Ranking.  The Series A Preferred Stock will, with respect to its special and relative rights and preferences, including conversion, redemption, payment of dividends and distributions of assets, rank senior to all Junior Securities.

Section 5.                                          Dividends.

(a)                                 Dividend Amount. With respect to each share of Series A Preferred Stock from time to time outstanding (including, for the avoidance of doubt, the PIK Dividend Shares, if any), from the Issue Date of such share, dividends shall accrue on each share of Series A-1 Preferred Stock, and Series A-2 Preferred Stock then outstanding in an amount equal to, in the case of each share of

Series A-1 Preferred Stock, the Series A-1 Dividend Rate times the Issue Amount Per Share (compounded as provided in the definition for Series A-1 Dividend Rate, including with respect to any accrued and unpaid dividends) per each such share of Series A-1 Preferred Stock and, in the case of each share of Series A-2 Preferred Stock, in an amount equal to the Series A-2 Dividend Rate times Issue Amount Per Share (compounded as provided in the definition for the Series A-2 Dividend Rate, including with respect to any accrued and unpaid dividends) (for the avoidance of doubt, as may be adjusted in accordance with Section 5(a)(2) hereof) per each such share of Series A-2 Preferred Stock (such per share amount, as applicable, the “Dividend Amount”) during each three month period following the applicable Issue Date.

(1)                                 Solely with respect to the Series A-1 Preferred Stock, the Dividend Amount shall be automatically declared and the applicable Dividend Amount automatically paid to the Holder thereof in kind in PIK Dividend Shares on the Dividend Payment Date. For the avoidance of doubt, unless otherwise expressly set forth in this Agreement, with respect to PIK Dividend Shares, the Dividend Payment Date of such shares shall be the Issue Date of such shares for all purposes hereunder. Notwithstanding the foregoing, at the option of the Corporation, the Corporation may pay all or a portion of any Dividend Amount in cash pro rata among the Holders of shares of Series A Preferred Stock based on each Holder’s relative Dividend Amount by the Board of Directors declaring a cash dividend on or before the applicable Dividend Payment Date. All Dividend Amounts payable with respect to the Holders of Series A-1 Preferred Stock shall be paid, whether in cash or in PIK Dividend Shares pursuant to this Section 5(a)(1), pro rata to each Holder of shares of Series A-1 Preferred Stock based upon the aggregate accrued but unpaid dividends on the shares held by each such Holder. PIK Dividend Shares issued on the applicable Issue Date shall have an aggregate Issue Amount on such Issue Date equal to the total Dividend Amount accrued on such shares as of such Issue Date minus any portion thereof paid in cash pursuant hereto. Notwithstanding anything contained herein to the contrary, the Corporation shall take all actions necessary for all PIK Dividend Shares to be duly authorized and validly issued, fully paid and nonassessable, and issued free and clear of all liens, mortgages, security interests, pledges, deposits, restrictions or other encumbrances, other than as set forth herein or in the Stockholders Agreement, on each Dividend Payment Date. The Corporation shall update its books and records to reflect the issuance of any PIK Dividend Shares promptly following each Dividend Payment Date, and at the request of any Holder of shares of Series A-1 Preferred Stock, shall deliver to such Holder a copy of such books and records reflecting the issuance of such PIK Dividend Shares; provided, however, that the failure of the Corporation to comply with the terms of this sentence shall not in any way affect the issuance of such PIK Dividend Shares in accordance with the terms hereof.

(2)                                 Holders of Series A-2 Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends under Delaware law, the Dividend Amount, in cash, on each Dividend Payment Date. On each Dividend Payment Date, solely with respect to the Series A-2 Preferred Stock, any Dividend Amount that is not declared and paid in cash to the Holder thereof shall be automatically added to the applicable Issue Amount Per Share in accordance with the definition thereof and shall accrue dividends thereafter in accordance with this Section 5. All such Dividend Amounts, if not paid in cash, shall be so added to the applicable Issue Amount Per Share, pursuant to this Section 5(a)(2), pro rata to each Holder of shares of Series A-2 Preferred Stock based upon the number of such shares held by each such Holder.

(3)                                 To the extent that the declaration or payment of any PIK Dividend is not permitted under the General Corporation Law of the State of Delaware, the portion of the Dividend Amount corresponding to such undeclared or unpaid PIK Dividends shall be added to the applicable Issue Amount Per Share and the failure to declare or pay any such dividend shall not negate or impair the right of such Holders to such dividend.

The Corporation shall not declare, pay or set aside any dividends (other than stock dividends to Junior Securities that are subordinated in all respects to the dividends payable to shares of Series A Preferred Stock pursuant hereto) on shares of any other class or series of capital stock of the Corporation (other than the Series A Preferred Stock) while any shares of Series A Preferred Stock remain outstanding.  Dividends payable on the Series A Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months and shall be deemed to accumulate on a daily basis.

(b)                                 Holders of the Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described; provided, however, that the Corporation may pay any additional dividends on the Series A Preferred Stock out of legally available funds, when, as and if declared by the Board of Directors.

(c)                                  In the case of shares of Series A Preferred Stock issued on the Issue Date, dividends shall accrue and be cumulative from the Issue Date.  In the case of PIK Dividend Shares, dividends shall accrue and be cumulative from the Dividend Payment Date in respect of which such shares were issued or were scheduled to be paid pursuant to Section 5(a) hereof as a PIK Dividend. In the case of any amounts of accrued but unpaid dividends, including those that are added to the Issue Amount Per Share in respect of the Series A-2 Preferred Stock on each Dividend Payment Date pursuant to Section 5(a)(2) of this Agreement, dividends shall accrue on such amounts and be cumulative from the applicable Dividend Payment Date in respect of which such amounts were scheduled to be paid pursuant to Section 5(a) hereof.

(d)                                 Each fractional share of Series A Preferred Stock outstanding (or treated as outstanding pursuant to Section 5 hereof) shall be entitled to a ratably proportionate amount of all Dividend Amount accruing with respect to each outstanding or due to be issued and outstanding share of Series A Preferred Stock pursuant to Section 5(a), and such Dividend Amount with respect to such outstanding fractional shares shall be cumulative and shall accrue (whether or not declared), and shall be payable in the same manner and at such times as provided for in Section 5(a) with respect to dividends on each outstanding or due to be issued and outstanding share of Series A Preferred Stock.  Each fractional share of Series A Preferred Stock outstanding shall also be entitled to a ratably proportionate amount of any other distributions made with respect to each outstanding or due to be issued and outstanding share of Series A Preferred Stock, and all such distributions shall be payable in the same manner and at the same time as distributions on each outstanding or due to be issued and outstanding share of Series A Preferred Stock.

(e)                                  If a Conversion Date with respect to any share of Series A Preferred Stock is on or prior to a Dividend Payment Date for a dividend or distribution on the Series A Preferred Stock pursuant to Section 5(a), then the Holder of such share of Series A Preferred Stock shall have the right to receive a pro rata portion of such Dividend Amount that would otherwise be payable on such share on the next subsequent Dividend Payment Date, to be calculated as such Dividend Amount (i) multiplied by the number of days between the most recent Dividend Payment Date and such Conversion Date and (ii) divided by the number of days between the most recent Dividend Payment Date and the next subsequent Dividend Payment Date.  Payment of such Dividend Amounts shall be satisfied through the issuance of shares of Common Stock upon conversion except to the extent that the Corporation may satisfy any fractional shares through payment of cash pursuant to the terms of this Certificate of Designations.

Section 6.                                          Liquidation Rights.

(a)                                 Voluntary or Involuntary Liquidation.  In the event of any liquidation, bankruptcy, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, or an Exit Event, then, on a pari passu basis:

(1)                                 Holders of Series A-1 Preferred Stock shall be entitled to receive in full, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets and/or proceeds is made to or set aside for the holders of any other Junior Securities, an amount per share of Series A-1 Preferred Stock equal to the Series A-1 Liquidation Preference; and

(2)                                 Holders of Series A-2 Preferred Stock shall be entitled to receive in full, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets and/or proceeds is made to or set aside for the holders of any other Junior Securities, an amount per share of Series A-2 Preferred Stock equal to the Series A-2 Liquidation Preference.

(b)                                 Partial Payment.  If in any distribution described in Section 6(a) above, the assets of the Corporation and/or proceeds thereof are not sufficient to pay the Liquidation Preference in full to all Holders of shares of Series A Preferred Stock, the Holders of shares of Series A Preferred Stock shall be entitled to receive their pro rata portion of such assets and/or proceeds in accordance with their respective rights to the Liquidation Preference under Section 6(a), with each such Holder being entitled to receive a pro rata portion of such amount based on such Holder’s relative aggregate Liquidation Preference then outstanding.

(c)                                  Residual Distributions.  If the Liquidation Preference has been paid in full to all Holders of shares of Series A Preferred Stock, the holders of shares of Junior Securities (for the avoidance of doubt, including the Common Stock into which any shares of Series A Preferred Stock have been previously converted), shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.  Any amount payable in respect of Common Stock issued upon the conversion of shares of Series A-1 Preferred Stock shall be paid on a pari passu basis with any payments in respect of shares of Series A-2 Preferred Stock pursuant to Section 6(a)(2) and Section 6(b).

(d)                                 Exit Event.  For purposes of this Section 6, the Liquidation Preference payable in connection with an Exit Event shall, in consideration for the cancellation of the shares of Series A

Preferred Stock, be paid in cash; provided, however, if the Exit Event is the result of a Sale of the Corporation and the consideration received by the holders of common stock of the Corporation in connection with such Exit Event consists of or includes equity securities in a publicly traded corporation with (i) a market capitalization of at least $5,000,000,000 and (ii) a public float of at least $2,000,000,000, in each case on a pro forma, post-transaction basis, the Holders agree that receipt of their pro rata portion of such equity securities (plus any related cash payments) shall satisfy in full the Corporation’s payment obligations under this Section 6.

Section 7.                                          Redemption.

(a)                                 Redemption by the Holders.

(1)                                 After the fifth (5th) anniversary of the Issue Date (the “Mandatory Redemption Date”), each Holder may request in writing that the Corporation redeem all (but not less than all) of such Holder’s shares of Series A Preferred Stock then outstanding (including, for the avoidance of doubt, any PIK Dividend Shares and any accrued but unpaid dividends, including those that are added to the Issue Amount Per Share in respect of the Series A Preferred Stock on each Dividend Payment Date pursuant to Section 5(a)(3) or Section 5(a)(2), as applicable, of this Agreement) (such shares, the “Mandatory Redemption Shares”) at a redemption price per Mandatory Redemption Share equal to the Preferred Return for such Mandatory Redemption Share (the “Mandatory Redemption Price”).  Notwithstanding anything herein to the contrary, if the Mandatory Redemption Payment Date occurs subsequent to a Dividend Payment Date, the amount of accrued but unpaid dividends payable to the holder of Mandatory Redemption Shares shall include a pro rata portion of the Dividend Amount that would otherwise be payable on such shares on the next subsequent Dividend Payment Date, to be calculated as such Dividend Amount (i) multiplied by the number of days between the most recent Dividend Payment Date and Mandatory Redemption Payment Date (ii) divided by the number of days between the most recent Dividend Payment Date and the next subsequent Dividend Payment Date.  The Mandatory Redemption Price to each Holder that exercises its redemption right pursuant to this Section 7(a) (each such Holder, the “Redemption Holder”) with respect to a share of Series A Preferred Stock shall be paid in immediately available funds on a date selected by the Corporation not later than thirty (30) days after the date of a Holder’s request for redemption pursuant to the terms hereof (such date, the “Mandatory Redemption Payment Date”) against surrender of the certificate(s) evidencing such shares, if any, to the Corporation or its agent; provided, however, that, if the Corporation is not permitted under the Delaware General Corporation Law governing distributions to stockholders or under the Debt Documents to redeem all of the Mandatory Redemption Shares on the Mandatory Redemption Payment Date, then the Mandatory Redemption Price shall continue to be due by the Corporation in accordance with this Section 7(a)(1) and the Corporation shall redeem the maximum number of such Mandatory Redemption Shares that it may redeem consistent with such law or Debt Documents (pro rata based on the respective amounts which would otherwise be payable in respect of all the Mandatory Redemption Shares), and shall redeem the remaining Mandatory Redemption Shares as soon as it may lawfully do so under such law or Debt Documents.

(2)                                 If any Mandatory Redemption Shares remain outstanding on the date that is forty-five (45) days following the fifth (5th) anniversary of the Issue Date, then, unless the Super Majority Requisite Holders determine otherwise, (a) (i) the size of the Board of Directors shall be increased by two (2) seats (the “Investor Seats”) and, except as set forth in Section 7(a)(3), the size of the Board of Directors shall not be further increased without the consent of the Requisite Series A Preferred Holders, (ii) the Requisite Series A Preferred Holders shall be entitled to (A) nominate and appoint the individuals to fill the vacancies created by such increase, (B) nominate and appoint each successor to such individuals and (C) to direct the removal from the Board of Directors of any member nominated and appointed under the foregoing clauses (A) or (B), and (iii) such individuals so nominated and appointed shall thereafter serve on the Board of Directors until their removal by the Requisite Series A Preferred Holders, and (b) notwithstanding anything in this Certificate of Designations or any other Transaction Documents to the contrary (including, for the avoidance of doubt, Section 8(a)(iii)), the Series A -1 Dividend Rate with respect to such shares shall be automatically increased to a rate of 18% per annum (without any discount if paid in cash) and the Series A-2 Dividend Rate with respect to such shares shall be increased to the greater of (x) a rate of 18% per annum (without any discount if paid in cash) and (y) cash dividends declared and paid during any annual period on one (1) share of Common Stock (as adjusted for stock splits, stock dividends and other similar transactions) and (c) during the one hundred twenty (120) days following the date of such appointment (the “Initial Sale Period”), the Corporation will work in good faith with the Requisite Series A Preferred Holders to structure a mutually agreeable capital fundraising transaction and obtain any consents that may be required to be obtained under the Debt Documents to repurchase or redeem the then outstanding shares of Series A Preferred Stock in accordance with the terms of this Section 7(a)(2).

(3)                                 If, after the Initial Sale Period, any Mandatory Redemption Shares remain outstanding, then, unless the Super Majority Requisite Holders determine otherwise:

(i)                                     the Requisite Series A Preferred Holders may request in writing that the Continuing Directors of the Corporation (1) increase the size of the Board of Directors by a number of seats such that, after giving effect to such increase, the number of vacant seats in the Board of Directors plus the Investor Seats constitutes a majority of the Board of Directors sufficient to effect the transactions contemplated herein, (2) nominate, approve and appoint the individuals nominated by the Requisite Series A Preferred Holders to fill each vacancy created by such increase (it being understood that, after giving effect to such nomination and appointment, the aggregate number of directors so nominated and appointed shall constitute a majority of the Board of Directors sufficient to effect the transactions contemplated herein) and any successor to such individuals from time to time nominated by the Requisite Series A Preferred Holders (each such individual, an “Additional Investor Director” and, collectively, the “Additional Investor Directors”), and (3) remove any such Additional Investor Director from the Board of Directors;

(ii)                                  if the Continuing Directors do not so nominate, approve and appoint each Additional Investor Director within five (5) Business Days after receipt of the request by the Requisite Series A Preferred Holders pursuant to clause (i) above, then automatically, and without any action on the part of any Person (and notwithstanding any terms of the By-laws to the contrary) the Requisite Series A Preferred Holders shall be entitled to (A) increase the size of the Board of Directors by a number of seats such that, after giving effect to such increase, the number of vacant seats in the Board of Directors plus the Investor Seats constitutes a majority of the Board of Directors sufficient to effect the transactions contemplated herein, (B) nominate and appoint the Additional Investor

Directors to the Board of Directors; (C) nominate and appoint each successor to each such Additional Investor Director; and (D) direct the removal from the Board of Directors of any individual nominated and appointed under the foregoing clauses (B) or (C);

(iii)                               each individual nominated and appointed under this Section 7(a)(3) shall thereafter serve on the Board of Directors until (i) his or her resignation, (ii) his or her removal at the direction of the Requisite Series A Preferred Holders, or (iii) redemption of all shares of Series A Preferred Stock; and

(iv)                              the Requisite Series A Preferred Holders shall have the right to cause an Exit Event and/or cause the Corporation to raise capital (whether debt or equity), in each case in an amount sufficient to repurchase or redeem the then outstanding shares of Series A Preferred Stock (or any outstanding portion thereof) in accordance with the terms of this Section 7(a)(3) (collectively, a “Forced Liquidity Transaction”).  The Corporation shall use its reasonable best efforts to consummate a Forced Liquidity Transaction as promptly as practicable thereafter.  Without limiting the generality of the foregoing, in connection with any such Forced Liquidity Transaction, (i) the Corporation shall cause each of its officers and employees, as the Requisite Series A Preferred Holders may reasonably request, to participate actively in the Forced Liquidity Transaction, including attending diligence meetings and responding to diligence requests, and (ii) Wengen (A) shall vote its shares of capital stock and take any and all other actions, execute and deliver any and all documents, in each case, as reasonably requested by the Requisite Series A Preferred to effect such Forced Liquidity Transaction, including any transfer agreements, sale agreements, escrow agreements, consents, assignments, releases of claims relating to their interest in the Corporation, waivers, applications, reports, returns, filings and other documents or instruments with any governmental authorities, (B) to the extent that the Forced Liquidity Transaction is an equity or debt financing, shall cause all or a portion of the proceeds of the Forced Liquidity Transaction to be paid to the Holders as consideration for the redemption of their respective shares of Series A Preferred Stock, (C) irrevocably waives all consent or approval rights, preemptive rights, co-sale rights, rights of first refusal, right of first offer or similar rights that the Corporation or such stockholder (as the case may be) may have (including under the Stockholders Agreement) in connection with such Forced Liquidity Transaction, (D) acknowledges and agrees not to sue any Holders of shares of Series A Preferred Stock, the members of the Board of Directors designated by such Holders or any of their respective Affiliates in connection with any of their actions or omissions pursuant to this Section 7(a)(3) other than for taking an action in breach of a covenant from the Holders in this Certificate of Designations, (E) irrevocably waives any dissenter’s rights, appraisal rights or similar rights under Section 262 of the General Corporation Law of the State of Delaware or otherwise, and hereby waives all related claims (including any claims for breach of fiduciary duty arising out of or related to any actions taken or omissions, as the case may be, including claims relating to the fairness of a Forced Liquidity Transaction, the amount, nature, form or terms of consideration paid for shares of capital stock of the Corporation in such Forced Liquidity Transaction even if such Forced Liquidity Transaction results in no consideration being paid or payable to any or all of the holders other than the Holders, the process or timing of such Forced Liquidity Event or any similar claims), and (F) agrees to participate, up to such holder’s pro rata portion of its proceeds in such Forced Liquidity Transaction, in any payments received by the buyer in any Exit Event purchase price adjustments, indemnification or other obligations that the sellers of shares of capital stock, other equity interests or assets are required to provide in connection with the Forced Liquidity Transaction such that proceeds will be distributed as if they had been distributed after giving effect to such adjustments, escrows, holdbacks, indemnifications and other obligations, other than any such obligations that relate solely to a particular stockholder of the Corporation, such as indemnification with respect to representations and warranties given by such stockholder regarding such stockholder’s title to and ownership of securities, in respect of which only such stockholder will be liable; provided, however, that notwithstanding anything to the contrary in this Section 7(a), neither Wengen nor the Wengen Investors shall be bound by any Forced Liquidity Transaction that would: (1) treat the Common Stock held directly or indirectly by Wengen or any Wengen Investor in a manner that is disproportionate to the Common Stock held by any other holder of Common Stock, including by imposing an escrow, clawback or other form of indemnification with respect to the Common Stock held directly or indirectly by Wengen or such Wengen Investor that is not imposed upon the Common Stock of any other holder of the Common Stock, (2) to the extent that Wengen or any Wengen are required to provide any indemnification with respect to breaches of representations and warranties by or on behalf of the Corporation or agreements by the Corporation or otherwise assume any other post-closing liabilities, including with respect to any post-closing adjustments of the purchase price, escrows, and holdbacks, in each case in connection with such Forced Liquidity Transaction, require Wengen or any Wengen Investor to jointly and severally participate in any such indemnification or post-closing liabilities or for any amounts in excess of the aggregate proceeds to be received, respectively, by Wengen or such Wengen Investor, as applicable, in connection with such Forced Liquidity Transaction, or (3) impose a non-compete on any Wengen Investor or its Affiliates.  The Corporation shall promptly provide any directors nominated and appointed by such Requisite Series A Preferred Holders pursuant to this Section 7(a)(3) with indemnification rights, advancement of expenses and exculpation, including indemnification agreements and any new directors’ and officers’ liability insurance policy or policies or any amendment to the existing policy or policies in form satisfactory to such directors.

(4)                                 (i) A Person designated by the Requisite Series A Preferred Holders (with full power of substitution and re-substitution) is hereby appointed by Wengen (and upon any Transfer to a Transferee thereof, each such Transferee thereof shall be deemed to have irrevocably appointed), as Wengen’s proxy and attorney in fact (each, in such capacity, a “Wengen Proxy Holder”) for and in the name, place and stead of such holder, to vote or cause to be voted (including by proxy or written consent, if applicable) its shares of Common Stock or other voting equity securities of the Corporation in connection with any vote, consent or approval necessary to consummate any Forced Liquidity Transaction that complies with the penultimate sentence of this Section 7(a)(4); (ii) to the maximum extent permitted from time to time under the laws of the State of Delaware, the proxy granted by operation of this Section 7(a)(4) is not intended to create, and shall not create, a fiduciary duty or fiduciary or agency relationship between or among the Wengen Proxy Holder, on the one hand, and the Corporation or any other holder of capital stock of the Corporation, on the other; (iii) Wengen shall not sue the Wengen Proxy Holder or any of its Affiliates in connection with the Wengen Proxy Holder’s exercise of the proxy and power of attorney granted it pursuant to clause (i) of this Section 7(a)(4) other than for taking an action in breach of a covenant from the Holders in this Certificate of Designations; (iv) Wengen shall not be entitled to any dissenter’s rights, appraisal rights or similar rights under Section 262of the General Corporation Law of the State of Delaware or otherwise, and hereby irrevocably waives all related claims (including any claims for breach of fiduciary duty arising out of or related to any actions taken or omissions by the Wengen Proxy Holder (other than for taking an action or omitting to take an action in breach of a covenant in this Certificate of Designations) in connection with the Wengen Proxy Holder’s exercise of the proxy and power of attorney granted it pursuant to clause (i) of this Section 7(a)(4), as the case may be, including claims relating to the fairness of a Forced Liquidity Transaction, the amount, nature, form or terms of consideration paid for shares of capital stock of the Corporation in such Forced Liquidity Transaction even if such Forced Liquidity Transaction results in no consideration being paid or payable to any or all of the holders other than the Holders of shares of Series A Preferred Stock, the process or timing of such Forced Liquidity Event or any similar claims); (v) Wengen hereby represents to the Holders of shares of Series A Preferred Stock that no other irrevocable proxy in connection with its Common Stock has been granted prior to the date hereof, and agrees that any other proxies heretofore given by such holder of Common Stock (which, for the avoidance of doubt, does not include this proxy) are hereby revoked effective immediately; and (vi) Wengen hereby affirms that this irrevocable proxy is given in consideration for the mutual agreements contained in this Agreement and in connection with such Stockholder’s subscription for its Securities, and that this irrevocable proxy is coupled with an interest and may, under no circumstances, be revoked.  The Corporation hereby acknowledges receipt of and the validity of the foregoing irrevocable proxy, and agrees to recognize the Wengen Proxy Holder as the sole attorney and proxy for each such holder at all times prior to the termination date of such irrevocable proxy as hereinafter provided in this Section 7(a)(4).  Wengen acknowledges and agrees that the irrevocable proxy granted pursuant to this Section 7(a)(4) will remain in effect until the earlier of (x) redemption in full all of the shares of the Series A Preferred Stock in accordance with this Certificate of Designations and (y) twenty (20) years from the date hereof. Notwithstanding anything in this Section 7(a)(4) to the contrary, neither Wengen nor the Wengen Investors shall have any obligation to take action or cooperate with the Series A Preferred Stock in connection with, including voting in favor of, any Forced Liquidity Transaction that would: (A) treat the Common Stock held directly or indirectly by Wengen or any Wengen Investor in a manner that is disproportionate to the Common Stock held by any other holder of Common Stock, including by imposing an escrow, clawback or other form of indemnification with respect to the Common Stock held directly or indirectly by Wengen or such Wengen Investor that is not imposed upon the Common Stock of any other holder of the Common Stock, (B) to the extent that Wengen or any Wengen are required to provide any indemnification with respect to breaches of representations and warranties by or on behalf of the Corporation or agreements by the Corporation or otherwise assume any other post-closing liabilities, including with respect to any post-closing adjustments of the purchase price, escrows, and holdbacks, in each case in connection with such Forced Liquidity Transaction, require Wengen or any Wengen Investor to jointly and severally participate in any such indemnification or post-closing liabilities or for any amounts in excess of the aggregate proceeds to be received, respectively, by Wengen or such Wengen Investor, as applicable, in connection with such Forced Liquidity Transaction, or (C) impose a non-compete on any Wengen Investor or its Affiliates.  The proxy granted by this Section 7(a)(4) shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law.

(b)                                 Redemption by the Corporation.  The Corporation, at its option, may redeem, in whole at any time or in part from time to time, the shares of the Series A Preferred Stock then outstanding (such shares, the “Corporation Redemption Shares”), upon notice given as provided in Section 7(e) below, indicating the effective date of such redemption (such date, the “Corporation Redemption Date”), at a cash redemption price per share of Series A Preferred Stock equal to the Preferred Return for such Corporation Redemption Share (the “Corporation Redemption Price”); provided, however, the Corporation may redeem shares of Series A Preferred Stock on or after a QPO solely if on the date notice of redemption is given the 30 Trading Day VWAP prior to such date is at or below 85% of the QPO Price.  The Corporation Redemption Price shall be payable to the Holder of such shares on the Corporation Redemption Date against surrender of the certificate(s) evidencing such shares, if any, to the Corporation or its agent.  Notwithstanding anything herein to the contrary, if the Corporation Redemption Date occurs subsequent to a Dividend Payment Date, the amount of accrued but unpaid dividends payable to the holder of such Corporation Redemption Shares shall include a pro rata portion of the Dividend Amount that would otherwise be payable on such shares on the next subsequent Dividend Payment Date, to be calculated as such Dividend Amount (i) multiplied by the number of days between the most recent Dividend Payment Date and the Corporation Redemption Date (ii) divided by the number of days between the most recent Dividend Payment Date and the next subsequent Dividend Payment Date.

(c)                                  No Sinking Fund.  Except as otherwise provided in this Section 7, the Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund, retirement fund or purchase fund or other similar provisions.

(d)                                 Partial Redemption. If, pursuant to Section 7(b) above, the Corporation elects to redeem fewer than all of the shares of Series A Preferred Stock, (i) such redemption of shares of Series A Preferred Stock shall be pro rata among the Holders of Series A Preferred Stock based upon each Holder’s relative aggregate Preferred Return then outstanding and (ii) the Corporation shall (A) cause the register of stockholders to be updated accordingly and (B) issue new certificates, if any, representing the unredeemed shares.

(e)                                  Notice of Redemption by the Corporation.  Notice of every redemption by the Corporation of shares of Series A Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the Holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation or such other address as communicated in writing by any such Holders to the Corporation.  Such mailing shall be at least thirty (30) days but not more than sixty (60) days before the date fixed for redemption.  Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock.  Notwithstanding the foregoing, if the Series A Preferred Stock or any depositary shares representing interests in the Series A Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series A Preferred Stock at such time and in any manner permitted by such facility.  Each such notice given to a Holder shall state:  (1) the redemption date; (2) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(f)                                   Order of Redemption.  All shares of Series A-1 Preferred Stock to be redeemed in accordance with Section 7 shall be redeemed in the following order: (i) first, the PIK Dividend Shares (if any) shall be redeemed in reverse order of issuance (so that the PIK Dividend Shares issued most recently are redeemed first), and (ii) second, all other shares of Series A-1 Preferred Stock shall be redeemed.

(g)                                  Educational Approvals.  To the extent that any Educational Law requires that the parties obtain an Educational Approval in order to consummate any of the transactions or actions set forth in Sections 7(a)(2) through (5), the Corporation shall obtain such Educational Approval and the Holders shall cooperate in good faith with the Corporation to obtain them.  The process of determining which Educational Approvals may be required in connection with the transactions and events set forth in Sections 7(a)(2) through (5) shall be initiated at least nine (9) months before the fifth (5th) anniversary of the Issue Date, including applying for and seeking to obtain any such Education Approvals at least six (6) months prior to any contemplated change in the composition of the Board of Directors of the Company, any Forced Liquidation Event, exercise of any proxy, or any other event or series of transactions set forth under Section 7(a).  To the extent that any Educational Law requires that the Corporation obtain Educational Approvals prior to consummating any of the transactions set forth in Sections 7(a)(2) through (5) and Section 7(b), the Corporation shall obtain such Educational Approvals and the Holders shall cooperate in good faith with the Corporation to obtain them prior to such transaction effective date.  The Corporation shall incur any costs, fees and expenses reasonably required in connection with obtaining such Educational Approvals.

Section 8.                                          Conversion.

(a)                                 Generally.

(i)                                     No Conversion.  Except as set forth in this Certificate of Designations, prior to the earlier to occur of the closing of an Exit Event or a Wengen Exit Event, the shares of Series A Preferred Stock shall not be convertible into any other class or series of the Corporation’s capital stock.

(ii)                                  Optional Conversion by Holders.

(A)                               Simultaneous with the closing of an Exit Event (such closing, an “Exit Event Closing,” and the date thereof, the “Exit Event Closing Date”), each Holder of shares of Series A Preferred Stock may irrevocably elect, by providing prior written notice to the Corporation, to convert all of its shares of Series A Preferred Stock into that number of shares of Common Stock (including fractional shares of Common Stock) equal to the aggregate Modified Liquidation Preference of all such shares of Series A Preferred Stock to be so converted (including, for the avoidance of doubt, with respect to the Series A-1 Preferred Stock, any PIK Dividend Shares and any accrued but unpaid dividends, and, with respect to the Series A-2 Preferred Stock, any accrued but unpaid dividends) divided by the applicable Optional Conversion Price.  The Corporation shall provide the Holders of shares of Series A Preferred Stock prior written notice of an Exit Event, including the expected material terms thereof, at least thirty (30) days prior to the closing of such Exit Event.

(B)                               In connection with a Wengen Exit Event, the Corporation shall provide, or cause to be provided, notice of such prospective Wengen Exit Event to each Holder of the Series A Preferred Stock as soon as practicable after the Company is made aware of such Wengen Exit Event but prior to the execution and delivery by or on behalf of such Wengen Investor of a binding agreement concerning such prospective Wengen Exit Event (the “Wengen Exit Event Notice”).  Within thirty (30) days following receipt of the Wengen Exit Event Notice (the “Conversion Election Period”), each Holder of shares of Series A Preferred Stock may irrevocably elect to convert all of its shares of Series A Preferred Stock pursuant to this clause (B) by notice to the Corporation (a “Holder Optional Conversion Notice”) effective as of and subject to the closing of such Wengen Exit Event (the “Holder Optional Conversion Effective Date”) and the number of shares that it intends to convert (such shares, the “Holder Optional Conversion Shares”).  The Wengen Exit Event triggering such conversion may not be consummated until the expiration of the Conversion Election Period.  Upon delivery of a Holder Optional Conversion Notice, the Holder Optional Conversion Shares shall be converted into a number of shares of Common Stock (including fractional shares of Common Stock) equal to the Modified Liquidation Preference of all such shares of Series A Preferred Stock to be so converted (including, for the avoidance of doubt, with respect to the Series A-1 Preferred Stock, any PIK Dividend Shares and any accrued but unpaid dividends, and, with respect to the Series A-2 Preferred Stock, any accrued but unpaid dividends) divided by the applicable Optional Conversion Price.

(C)                               In the event of an IPO, a QPO that closes on or prior to August 15, 2017 (an “Early QPO”), or a QPO that closes after August 15, 2017 (“Late QPO”), each Holder of shares of Series A Preferred Stock may irrevocably elect to convert all of its shares of Series A Preferred Stock as follows: (1) in the case of an IPO, an Early QPO or, solely in the event that no QPO Early Convertibility Notice is timely issued by the Corporation pursuant to Section 8(a)(iii)(B), a Late QPO, at any time commencing on the earlier to occur of (x) one (1) day following the first (1st) anniversary of the closing of such QPO or IPO (in each case, the “PO Conversion Outside Date”) and (y) the time immediately prior to the effectiveness of the Registration Statement filed in connection with the Initial Follow-on Public Offering (the “Follow-on Conversion Date”); and (2) in the case of a Late QPO for which a QPO Early Convertibility Notice is timely issued by the Corporation in accordance with Section 8(a)(iii)(B), at any time after the closing of such Late QPO; provided, however, that, upon a conversion pursuant to this clause (2) that occurs prior to the 180-day anniversary of the date of entry into the underwriting agreement with the underwriters for such QPO, each converting Holder hereby agrees not to effect any public sale or distribution of any of such Investor’s Common Stock (except as part of an Initial Follow-on Public Offering or other transaction permitted by Section 4 of the Registration Rights Agreement), including a sale pursuant to Rule 144 or any swap or other economic arrangement that transfers to another Person any of the economic consequences of owning shares of Common Stock or to give any demand notice other than pursuant to the Registration Rights Agreement (it being understood that this will not prevent the exercise of any applicable piggyback rights under the Registration Rights Agreement) in each case during the period (such period, the “Lock-up Period”) commencing on the Conversion Date pursuant to this clause (2) and continuing until the earlier of (A) the 180-day anniversary of the date of entry into the underwriting agreement with the underwriters of such QPO, (B) the effectiveness of an Initial Follow-on Public Offering, or (C) the date on which Wengen or any Wengen Investor is released from any similar lock-up restrictions to which such Person is bound.  If a Holder of shares of Series A Preferred Stock elects to so convert, such Holder shall provide prior written notice to the Corporation and as soon as practicable thereafter, but in no event later than ten (10) days following the Corporation’s receipt of such notice, the Corporation shall deliver to such Holder the Conversion Supporting Certifications.  Each share of Series A Preferred Stock elected to be converted pursuant to the foregoing shall be so converted into that number of shares of Common Stock (including fractional shares of Common Stock) equal to the Modified Liquidation Preference of all shares of Series A Preferred Stock to be so converted (including, for the avoidance of doubt, with respect to the Series A-1 Preferred Stock, any PIK Dividend Shares and any accrued but unpaid dividends, and, with respect to the Series A-2 Preferred Stock, any accrued but unpaid dividends) divided by the applicable Public Offering Conversion Price.  Upon a conversion pursuant hereto, each Holder so converting shall have the registration rights that are granted to such Holder under the Registration Rights Agreement, in each case in accordance with the terms and subject to the conditions set forth therein.  The Corporation shall provide the Holders of shares of Series A Preferred Stock prior written notice of a QPO or IPO, including the expected material terms thereof, not less than thirty (30) days prior to the closing of such QPO or IPO.

(D)                               For the avoidance of doubt, at any time when a conversion pursuant to this Section 8(a)(ii) may be effected by the Holders, the election of any Holder to convert or not to convert such Holder’s Series A Preferred Stock shall be independent of each other Holder’s election to convert or not to convert its Series A Preferred Stock pursuant to this Section 8(a)(ii).

(iii)                               Optional Conversion by Corporation.

(A)                               In the event of an IPO or an Early QPO, subject to the requirements of any applicable Educational Law, including obtaining any required Educational Approvals, the Corporation may irrevocably elect to convert all of the shares of Series A Preferred Stock on the earlier to occur of (x) the applicable PO Conversion Outside Date, and (y) the Follow-on Conversion Date, by prior written notice to the Holders. Such notice shall be accompanied by (x) a certificate executed by the Chief Executive Officer of the Corporation certifying that the proposed conversion, if and when effected, is and will not at the time of its closing result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation, modification or acceleration under or pursuant to any of the terms or conditions of the Certificate of Incorporation or the By-laws, or any contract, instrument or other arrangement, including the Debt Documents, to which the Corporation or any of its Key Subsidiaries is a party or by which the Corporation or any of its Key Subsidiaries may be bound, and (y) a written opinion of one or more law firms of national standing as counsel to the Corporation in form and substance reasonably satisfactory to the Requisite Series A Preferred Holders opining that such conversion would not require any Education Approval by the U.S. Department of Education (the certificate and opinion under the foregoing clauses (x) and (y), collectively, the “Conversion Supporting Certifications”).  Following the Corporation’s election to convert pursuant hereto and subject to delivery of the Conversion Supporting Certifications to the Holders, each share of Series A Preferred Stock shall be converted into a number of shares of Common Stock (including fractional shares of Common Stock, and, with respect to the Series A-2 Preferred Stock, any accrued but unpaid dividends, and with respect to the Series A-1 Preferred Stock, for the avoidance of doubt, any PIK Dividend Shares and any accrued but unpaid dividends) equal to the Modified Liquidation Preference of all shares of Series A Preferred Stock to be so converted (including, with respect to the Series A-2 Preferred Stock, any accrued but unpaid dividends, and with respect to the Series A-1 Preferred Stock, for the avoidance of doubt, the PIK Dividend Shares, if any) divided by the applicable Public Offering Conversion Price.  The Corporation shall provide the Holders of shares of Series A Preferred Stock prior written notice of such IPO or Early QPO, including all expected material terms thereof, not less than thirty (30) days prior to the closing thereof.  Upon a conversion pursuant hereto, each Holder so converting shall have the registration rights that are granted to such Holder under the Registration Rights Agreement, in each case in accordance with the terms and subject to the conditions set forth therein.

(B)                               In the event of a Late QPO, within ten (10) Business Day following the closing thereof, the Corporation may send written notice to the Holders of shares of Series A Preferred Stock (the “QPO Early Convertibility Notice”) that it is permitted to and intends to convert all of the shares of Series A Preferred Stock in accordance with the terms and subject to the conditions set forth in this Section 8(a)(iii)(B).  The QPO Early Convertibility Notice shall be accompanied by the Conversion Supporting Certifications.  In the event of a QPO Early Convertibility Notice:

(x)  From the closing date of the QPO and continuing through the date that is the 180 day anniversary of the closing of the Late QPO, dividends on each share of Series A Preferred Stock from time to time outstanding shall accrue at a 0.0% dividend rate; provided, however, that commencing on the date that is the 180-day anniversary of the closing of the Late QPO and continuing through the Conversion Date with respect to a conversion pursuant to this Section 8(a)(iii)(B) (such period of time, the “Special Dividend Rate Period”), dividends on each share of Series A Preferred Stock shall accrue at the applicable Dividend Rate.

(y)  At any time after a Late QPO, and irrespective of whether a QPO Early Convertibility Notice has been given, the Corporation may, on the Follow-on Conversion Date, convert shares of Series A Preferred Stock then outstanding into that number of shares of Common Stock (including fractional shares of Common Stock) obtained by dividing the Modified Liquidation Preference of all shares of Series A Preferred Stock to be so converted (including, with respect to the Series A-2 Preferred Stock, any accrued but unpaid dividends, and with respect to the Series A-1 Preferred Stock, for the avoidance of doubt, the

PIK Dividend Shares, if any) by the lower of the Public Offering Conversion Price or the Initial Follow-on Public Offering Conversion Price; provided, that, in each case, such price shall not be lower than 75% of the QPO Price.

(z) The Corporation shall provide the Holders of shares of Series A Preferred Stock prior written notice of such Late QPO, including all expected material terms thereof, not less than thirty (30) days prior to the closing thereof (it being understood that pricing terms shall be subject to market conditions at the time of the QPO or IPO).

(C)  In the event of a QPO, any shares of Series A Preferred Stock that remain outstanding on the applicable PO Conversion Outside Date shall be automatically converted into that number of shares of Common Stock (including fractional shares of Common Stock) obtained by dividing the Modified Liquidation Preference of such shares of Series A Preferred Stock (including, with respect to the Series A-2 Preferred Stock, any accrued but unpaid dividends, and with respect to the Series A-1 Preferred Stock, for the avoidance of doubt, any PIK Dividend Shares and any accrued but unpaid dividends) by the applicable Public Offering Conversion Price.

(b)                                 Effect of Conversion.  On and after the date on which any conversion pursuant to Section 8(a) is consummated (such date, a “Conversion Date”), each outstanding share of Series A Preferred Stock so converted shall cease to be outstanding, dividends and distributions on such share shall cease to accrue or be due, and all rights of the Holder(s) of such share shall terminate with respect to such share, except for the right of such Holder(s) to receive cash in lieu of any fractional share, at the option of the Corporation, as provided herein.  All shares of Common Stock issued or delivered upon conversion of the Series A Preferred Stock pursuant to this Section 8 shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any liens, mortgages, security interests, pledges, deposits, restrictions or other encumbrances, other than as set forth herein or in the Stockholders Agreement.  Notwithstanding anything herein to the contrary, the Corporation may, at the option of the Corporation, in lieu of issuing fractional shares of Common Stock upon conversion of the Series A Preferred Stock pursuant to this Section 8, deliver a check in an amount equal to the value of such fraction computed on the basis of the Fair Market Value per share of Common Stock on the Trading Day immediately before the applicable Conversion Date.  In connection with any conversion of shares of Series A Preferred Stock pursuant to this Section 8, each Holder shall surrender its certificate(s) evidencing such shares, if then certificated, to the Corporation or its agent on the applicable Conversion Date.

(c)                                  Rights Plan, Stock Dividends, Recapitalizations, Etc..  If the Corporation has a rights plan in effect that includes Common Stock on a Conversion Date, upon conversion of any shares of the Series A Preferred Stock, Holders of such shares will receive, in addition to the shares of Common Stock, the rights under the rights plan relating to such Common Stock, unless, prior to such conversion date, the rights have (A) become exercisable or (B) separated from the shares of Common Stock (the first of events to occur being the “Trigger Event”), in either of which cases the conversion rate will be adjusted, effective automatically at the time of such Trigger Event, as if the Corporation had made a distribution of such rights to all holders of the Common Stock. In the event of any stock dividend permitted by this Certificate of Designations, or any stock split, reverse stock split, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Common Stock, the Corporation shall make any such adjustments, if any, as may be appropriate so as to give proper effect to any such event when calculating the number of shares of Common Stock issuable upon conversion of Series A Preferred Stock.

(d)                                 HSR Act; Regulatory Compliance.  If, as a result of (i) a conversion pursuant to this Section 8 a Holder would be deemed to hold an aggregate number of shares of Common Stock that would require a notification in connection with such conversion under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or (ii) any other event that, in the reasonable discretion of an Holder, would require a similar notification, then each of the Corporation and such Holder will prepare and file, or cause to be prepared and filed, with the appropriate Governmental Authorities, notifications with respect to such conversion  pursuant to the HSR Act, and all competition filings required by Governmental Authorities outside the United States, seek early termination of any waiting periods under the HSR Act, supply all information requested by Governmental Authorities in connection with the HSR notifications and all other competition filings, and cooperate with each other in responding to any such request.  The Corporation shall be solely responsible for all filing fees required to be paid in connection therewith. The Corporation and Holder will use their respective commercially reasonable efforts and will cooperate fully with one another to comply as promptly as practicable with all governmental requirements applicable to the contemplated conversion and to obtain promptly all approvals, Educational Approvals, orders, permits or other consents of any applicable Governmental Authorities and Educational Agencies necessary for the consummation of the contemplated conversion.  No conversion or other event subject to filings described in this Section 8(d) shall be consummated until all applicable waiting periods under the HSR Act or similar merger control laws have expired or been terminated, and all approvals, orders, permits or other consents of any applicable Governmental Authorities necessary under the HSR Act, or similar merger control laws, or any Educational Approvals required by any Educational Agency prior to the consummation of the contemplated conversion have been obtained; provided, however, that, to the extent so delayed, at the option of the Holder converting or otherwise requesting a notification under the HSR Act pursuant to this Section 8(d), the Conversion Date for purposes of determining the Optional Conversion Price, the Public Offering Conversion Price or the Initial Follow-on Public Offering Conversion Price, as the case may be, shall be the date on which all applicable waiting periods under the HSR Act or similar merger control laws have expired or been terminated.  Any conversion set forth in this Section 8 shall be undertaken in accordance with the requirements of all applicable Educational Laws. To the extent that the parties determine that an Educational Approval is required in connection with such conversion, the parties hereto shall cooperate in good faith, and the Corporation shall use its best efforts (including incurring any costs, fees and expenses reasonably required in connection thereto), to obtain such Educational Approval, including any Educational Approvals that must be obtained prior to any such conversion.

(e)                                  Reservation of Common Stock.  The Corporation shall, at all times when any shares of Series A Preferred Stock are outstanding, reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, the full number of shares of Common Stock then issuable upon conversion of all then outstanding shares of Series A Preferred Stock.  Notwithstanding anything herein to the contrary, the Corporation may, at its election, deliver, upon conversion of the Series A Preferred Stock, treasury shares of Common Stock or other shares of Common Stock that the Corporation has reacquired, provided such shares comply with the provisions hereof.

(f)                                   Elective Conversion Delay.

(1)                                 Anything to the contrary herein notwithstanding, if, as of any Conversion Date, a conversion price applicable to a conversion pursuant to Section 8(a)(ii)(C) or Section 8(a)(iii) prior to the PO Conversion Outside Date would be lower than the Public Offering Conversion Price without the application of the Public Offering Conversion Price Floor, then the Requisite Series A Preferred Holders being converted pursuant thereto, voting together as a separate class, may elect to delay the conversion until a date that is not later than 90 days following the proposed Conversion Date (but not later than the PO Conversion Outside Date) by written notice to the Corporation within five (5) Business Days following such Holder’s receipt of the Corporation’s notice of conversion.  If so elected, then the Requisite Series A Preferred Holders shall have the right to re-calculate the Public Offering Conversion Price utilizing any 30 Trading Day VWAP during such 90 day period; provided, however, that, during such extension period, dividends on each shares of Series A Preferred Stock held by such Holders and being converted shall accrue at a 0.0% dividend rate.

(2)                                 Anything to the contrary herein notwithstanding, if, as of any Conversion Date, a conversion price applicable to a conversion pursuant to Section 8(a)(ii)(C) or Section 8(a)(iii) prior to the PO Conversion Outside Date would be lower than the Public Offering Conversion Price without the application of the Public Offering Conversion Price Floor, then the Corporation may elect to delay the conversion until a date that is not later than 90 days following the proposed Conversion Date (but not later than the PO Conversion Outside Date) by written notice to the Holders. If so elected, then the Corporation shall have the right to re-calculate the Public Offering Conversion Price utilizing any 30 Trading Day VWAP during such 90 day period.

(g)                                  Delayed Conversion.  In the event that a conversion under this Section 8 is delayed pursuant to the provisions of Section 8(d), Section 8(f) or otherwise, the Corporation shall ensure that any Registration Statement proposed to be filed by or on behalf of the Corporation or any other Person pursuant to the Registration Rights Agreement shall be available at such time as the shares of Series A Preferred Stock so delayed are converted in full.  Notwithstanding anything in this Certificate of Designations or other Transaction Documents to the contrary, the Corporation shall not be permitted to convert any shares of Series A Preferred Stock (including, for the avoidance of doubt, as a result of an automatic conversion on the PO Conversion Outside Date) unless and until (i) the effectiveness and availability to the Holders of one or more Registration Statements filed in compliance with the Registration Rights Agreement which provided to the Holders the opportunity to register at least an amount of Conversion Stock equal to the Priority Amount (or, if less, all of the remaining Registrable Securities that are Conversion Stock), and (ii) to the extent required by Section 8 hereof, the Conversion Supporting Certifications have been delivered to the Holders of shares of Series A Preferred Stock.

Section 9.                                          Voting Rights; Protective Provisions.

(a)                                 General.

(1)                                 The holders of Series A Preferred Stock shall not have any voting rights except as from time to time required by law or expressly contemplated herein.

(2)                                 Notwithstanding anything to the contrary in Section 9(b) hereof or the applicable provisions of the General Corporation Law of the State of Delaware, including Section 242(b) thereof, shares of Series A Preferred Stock held by the Current Stockholders or any Affiliates of the Current Stockholders, if any, shall not have any voting or consent rights hereunder (including with respect to the actions described in Section 9(b) hereof or the applicable provisions of the General Corporation Law of the State of Delaware, including Section 242(b) thereof), and shall not be counted for purposes of determining whether the Requisite Series A Preferred Holders or the Super Majority Requisite Holders thresholds have been satisfied; provided, however, such restriction shall automatically terminate without any further action required by the Corporation or the Holders upon the Transfer of shares of Series A Preferred Stock by the Current Stockholders or any Affiliates of the Current Stockholders, as applicable, to an Unaffiliated Third Party and such Unaffiliated Third Party shall be entitled to vote or consent to the actions described in Section 9 hereof.

(b)                                 Protective Provisions.  So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not effect or agree to effect any amendment to the Certificate of Incorporation (including by means of merger, consolidation, reorganization, recapitalization or otherwise) without the approval of the Holders of the Series A Preferred to the extent required herein, no waiver by any Holder of shares of Series A Preferred Stock of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by such Holder, and no Holder of shares of Series A Preferred Stock shall be entitled to waive, and any waiver by such Holder shall not operate or be construed as a waiver in respect of, any rights, preferences or privileges of any other Holder of shares of Series A Preferred Stock.  So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation or any other Transaction Documents:

(1)                                 the consent of the Requisite Series A Preferred Holders, given in person or by proxy, either in writing without a meeting or by consenting at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)                                     any transaction by the Corporation or any of its Subsidiaries with, or amendment, waiver, or termination of (other than validly in accordance with its terms), any agreement or arrangement with any stockholder of the Corporation or any Affiliates of the Corporation, or any member of the Board of the Corporation, other than (A) transactions between and among the Corporation and its Subsidiaries and among Subsidiaries, (B) transactions entered into before the Issue Date, (C) any transaction, agreement or arrangement contemplated by any Transaction Document, and (D) transactions involving the Corporation or any Subsidiary on terms that are at arms’ length and at market terms, and not otherwise adverse to the rights, priorities, preferences or privileges of any Holder of shares of Series A Preferred Stock in respect of the shares of Series A Preferred Stock;

(ii)                                  except as set forth in any Transaction Document relating to payments with respect to the Series A Preferred Stock, the declaration or payment of any dividend or other distribution on any shares of any class or series of the Corporation’s capital stock or any redemption, repurchase or other acquisition of shares of any class or series of the Corporation’s capital stock (other than in connection with the redemption, repurchase or other acquisition of shares of any class or series of the Corporation’s capital stock in connection with (w) payments made in connection with withholding or similar taxes payable or expected to be payable by any present or former employee, director, manager or consultant of the Corporation (or their respective Affiliates, estates or immediate family members) relating to the repurchase of Junior Securities (including any cancellation of debt in connection with the repurchase of Junior Securities), (x) an exchange or conversion for shares of other Junior Securities, (y) Junior Securities purchased, redeemed or otherwise acquired in connection with cashless option exercises (including with respect to tax withholdings), and (z) the repurchase or other acquisition of Junior Securities held by present or former officers, directors, employees or consultants of the Corporation or any of its Subsidiaries or any of its direct or indirect parent company upon termination or retirement pursuant to agreements providing for such repurchase);

(iii)                               other than with respect to Subsidiaries of the Corporation that own an immaterial amount of assets of the Corporation, taken as a whole, the commencement of any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Company or any of its Subsidiaries or with respect to a material portion of their respective assets, any composition of liabilities or similar arrangement relating to the Company or any of its Subsidiaries, whether or not under a court’s jurisdiction or supervision, any liquidation, dissolution, reorganization or winding up of any the Company or any of its Subsidiaries, whether voluntary or involuntary, whether or not under a court’s jurisdiction or supervision, and whether or not involving insolvency or bankruptcy, or any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company or any of its Subsidiaries; or

(iv)                              any agreement to take any of the foregoing actions.

(2)                                 The consent of the Super Majority Requisite Holders, given in person or by proxy, either in writing without a meeting or by consenting at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)                                     except as expressly permitted under any Transaction Documents, any amendment, alteration, modification or repeal of any provision of the Certificate of Incorporation or the By-laws (including by means of merger, consolidation, reorganization, recapitalization or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock, taken as a whole, including: (A) any amendment or modification of “Requisite Series A Preferred Holders”, Section 5 (Dividends), Section 6 (Liquidation Rights), Section 7 (Redemption), Section 8 (Conversion) or this Section 9 (Voting Rights; Protective Provisions) or any defined terms used therein; and (B) any amendment, alteration or repeal of any provision of the Certificate of Incorporation or the By-laws (including by means of merger, consolidation, reorganization, recapitalization or otherwise) that would increase or decrease the authorized number of shares of Series A Preferred Stock or authorize, create (by reclassification or otherwise) or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to or on parity with the Series A Preferred Stock with respect to any or all of the payment of dividends, redemption, conversion and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii)                                  if it is not an Initial Follow-on Public Offering, the first Public Offering following an IPO or QPO;

(iii)                               any proposed IPO;

(iv)                              issuances of shares of Series A Preferred Stock other than in accordance with the terms and subject to the conditions of the Transaction Documents;

(v)                                 (A) the material engagement by the Company or any of its Subsidiaries in a new business not directly or indirectly related to the business of the Company and its Subsidiaries, taken as a whole, as of the date hereof, or (B) to make a material change in the nature of the Company and its Subsidiaries’, taken as a whole, line of business; or

(vi)                              any agreement to take any of the foregoing actions.

(3)                                 At any time, Macquarie Sierra Investment Holdings Inc., a Delaware corporation (“Macquarie”) shall have the right to elect to temporarily waive its right to consent to any or all of the matters set forth in Sections 9(b)(2)(i) and (iv) (the “Fundamental Actions”), by providing written notice of such waiver to the Corporation and the other Holders.  In the event that Macquarie has temporarily waived its right to vote in respect of all or some of the Fundamental Actions in accordance with this Section 9(b)(3) and then seeks to Transfer any portion of its shares of Series A Preferred Stock to any Person under this Certificate of Designations or the Stockholders Agreement, Macquarie’s right to vote on all of the Fundamental Actions for the shares being Transferred shall be automatically fully reinstated immediately prior to such Transfer.  Nothing in this Section 9(b)(3) shall have any effect on any rights attaching to any shares of Series A Preferred Stock (other than a temporary waiver by Macquarie of its right to exercise the voting rights attaching to such shares held by it pursuant to this Section 9(b)(3)) nothing in this Section 9(b)(3) shall create or amount to any waiver of any right attaching to any such share held by a shareholder other than Macquarie, including any Transferee of Macquarie.  Any Holder shall have the right to waive the benefit of any provision in this Certificate of Designations in so far as such provision is applicable to such Holder.

Section 10.                                   Other Rights.  Subject to the rights of the Holders of the Series A Preferred Stock set forth in Section 9, and without prejudice thereto, in connection with the proposed Transfer of any Series A-1 Preferred Stock or the issuance of shares of capital stock of the Corporation pursuant to Section 2.5 of the Stockholders Agreement, the Corporation will cooperate with the Transferee to restructure, amend and/or modify the Series A-1 Preferred Stock to be transferred, issued and/or sold, as the case may be, or the Certificate of Incorporation, in each case, in a manner that is tax efficient to such proposed Transferee (including the issuance of new shares of capital stock of the Corporation) and which does not materially adversely affect the Corporation.

Section 11.                                   Determination of Fair Market Value.  The Fair Market Value shall be determined by agreement of the Corporation and the Requisite Series A Preferred Holders.  If the Corporation and the Requisite Series A Preferred Holders fail to reach agreement on the Fair Market Value within ten (10) Business Days of the date on which such determination is reasonably expected to be made pursuant to this Certificate of Designations (the “FMV Determination Date”), then the value shall be determined by an independent, nationally recognized valuation firm selected by the Corporation and the Requisite Series A Preferred Holders. If the foregoing parties cannot agree on such independent, nationally recognized valuation firm within thirty (30) days following the FMV Determination Date, then the Board of Directors, on the one hand, and the Requisite Series A Preferred Holders, on the other hand, each shall select a valuation firm and such valuation firms in turn shall select a third valuation firm the appraisal of which shall be controlling. The determination of such valuation firm (as finally selected hereunder) shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

Section 12.                                   Record Holders.  To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series A Preferred Stock may deem and treat the record holder of any share of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 13.                                   Notices.  All notices or communications in respect of Series A Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted herein, in the Certificate of Incorporation or By-laws or by applicable law.

Section 14.                                   No Other Rights.  The shares of Series A Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation, the Registration Rights Agreement, the Stockholders Agreement or as provided by applicable law.